UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Virtu Financial, Inc.

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Notice of Annual Meeting of Stockholders
Notice is hereby given that the 2021 annual meeting of stockholders (the “Annual Meeting”) of Virtu Financial, Inc., a Delaware corporation (the “Company”, “Virtu” or “we”), will be held on Thursday, June 3, 2021 at 9:00 a.m. (Eastern Time). Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format only. You can attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/VIRT2021. You will need to have your 16 Digit Control Number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.
We are holding the meeting for the following purposes:
1.
To elect four directors to our board of directors, each to serve as a Class III director for a term of three years expiring at the annual meeting of stockholders to be held in 2024 and until such director’s successor has been duly elected and qualified;

2.
To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

4.
To transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on April 7, 2021 (the “Record Date”) will be entitled to attend or vote at the Annual Meeting or any adjournment or postponement thereof.
To make it easy to vote, Internet and telephone voting are available. The instructions for voting are on the proxy card.
If you hold your shares through a bank, broker or other holder of record, please follow the voting instructions you received from the holder of record.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote your shares as soon as possible. Please mark, sign, date and return the accompanying proxy card or voting instruction form in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. Instructions are included on the proxy card and voting instruction form.
By Order of the Board of Directors
/s/ Robert Greifeld

Robert Greifeld
Chairman
New York, New York
April 23, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 3, 2021: Virtu’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available at https://materials.proxyvote.com/.

2021 Proxy Statement	i

Proxy Statement Summary
Virtu Financial, Inc.
One Liberty Plaza
165 Broadway
New York, New York 10006
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2020 fiscal year performance, please review the Company’s 2020 Annual Report on Form 10-K (the “2020 Annual Report”).
DATE:	Thursday, June 3, 2021	LOCATION OF ANNUAL MEETING:	Virtual Annual Meeting accessible at www.virtualshareholdermeeting.com/VIRT2021
TIME:	9:00 a.m. (Eastern Time)
Voting Matters
Items of Business		Board Recommendation
1
To elect four directors to our board of directors, each to serve as a Class III director for a term of three years expiring at the annual meeting of stockholders to be held in 2024 and until such director’s successor has been duly elected and qualified.
FOR each Nominee
2	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement.	FOR
3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	FOR
How to Vote
You may vote using any of the following methods:

INTERNET	TELEPHONE	MAIL	VIRTUAL ANNUAL MEETING
Visit www.proxyvote.com to vote via the Internet.	Call toll-free 1-800-690-6903 in the United States or from foreign countries from any touch-tone telephone and follow the instructions.	Follow the instructions in your proxy materials.	All stockholders as of the close of business on the Record Date can vote electronically at the virtual Annual Meeting.
2021 Proxy Statement	1

Proxy Statement Summary
Directors and Executive Officers

The following table sets forth certain information about our directors and executive officers as of the date of this proxy statement.
				Committee Membership
Name and Primary Occupation	Director or Officer Since	Age	Independent	Audit	Compensation	Nominating and Corporate Governance	Risk
Vincent Viola Founder and Chairman Emeritus	2015	65
Douglas A. Cifu Chief Executive Officer and Director	2013	55
Robert Greifeld Chairman of the Board of Directors	2017	63
William F. Cruger, Jr. Director	2015	62
Virginia Gambale Director	2020	61
Joseph J. Grano, Jr. Director	2017	73
Glenn Hutchins Director	2017	65
John D. Nixon Director	2015	65
Christopher C. Quick Director	2016	63
David J. Urban Director	2018	57
Michael T. Viola Director	2016	34
Stephen Cavoli Executive Vice President, Markets	2017	52
Brett Fairclough Co-President and Co-Chief Operating Officer	2019	38
Sean P. Galvin Executive Vice President and Chief Financial Officer	2020	56
Joseph Molluso Co-President and Co-Chief Operating Officer	2020	52
Member      Audit Committee Financial Expert
2	2021 Proxy Statement

Proxy Statement Summary
In Memoriam
John F. Sandner
John F. (Jack) Sandner served as an independent board member of Virtu Financial, Inc. since Virtu’s IPO in April 2015 and had been a member of Virtu Financial’s board of directors since November 2011. He was a prominent member of the industry, serving a number of board and advisory roles including CME Group Inc., E*Trade Futures, LLC, National Futures Association, Ryan Specialty Group, Echo Global Logistics, Inc. and Click Commerce Inc. He was also President and CEO of RB&H Financial Services, L.P., a futures commission merchant and clearing firm and clearing firm of CME Group. Jack passed away in March 2021. Our press release remembering Jack is accessible at https://ir.virtu.com/press-releases/press-release-details/2021/Virtu-Mourns-the-Passing-of-Longtime-Board-Member-Jack-Sandner/default.aspx.
Board Composition

Governance Highlights

WHAT WE DO	WHAT WE DON’T DO

Pay-for-performance: A portion of the compensation program for named executive officers is designed to encourage the executives to remain focused on both our short-term and long-term operational success and to reward outstanding individual performance.
No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.

Align Incentives with Stockholders: Our executive compensation program is designed to focus our named executive officers on our key strategic, financial and operational goals that will translate into long-term value-creation for our stockholders.

Limited perquisites: We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.
2021 Proxy Statement	3

Proposal 1 Election of Directors
At the Annual Meeting, stockholders will vote to elect the four nominees named in this proxy statement as Class III directors. Each of the Class III directors elected at the Annual Meeting will hold office until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified. Our board of directors has nominated Virginia Gambale, John D. Nixon, David J. Urban and Michael T. Viola to serve as Class III directors for terms expiring at the 2024 annual meeting of stockholders and until each of their successors has been duly elected and qualified. The persons named as proxies will vote to elect Messrs. Nixon, Urban, Viola and Ms. Gambale unless a stockholder indicates that his or her shares should be withheld with respect to one or more of such nominees.
In the event that any nominee for Class III director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current board of directors to fill the vacancy. All the nominees are currently serving as directors and we do not expect that the nominees will be unavailable or will decline to serve.
Our board of directors recommends that you vote FOR each of the nominees for our board of directors in this proposal 1.
4	2021 Proxy Statement

Proposal 1 Election of Directors
Directors

Set forth below is a brief biography of each of our directors and executive officers.
On May 4, 2020, the Company announced the appointments of Brett Fairclough and Joseph Molluso to serve as the Company’s Co-Presidents and Co-Chief Operating Officers. For additional information, please see the Current Report on Form 8-K filed by the Company with the SEC on May 5, 2020.
On August 10, 2020, the Company announced the appointment of Sean P. Galvin to serve as the Company’s Chief Financial Officer, effective as of the same date, succeeding Alexander M. Ioffe, who agreed to depart the Company in connection with the transition. For additional information, please see the Current Report on Form 8-K filed by the Company with the SEC on August 13, 2020.
Class I Directors
The term of the following four Class I directors will expire at the 2022 Annual Meeting.
William F. Cruger, Jr.	Independent Director Age: 62	Board Committees: • Audit	Director Since: 2015

BACKGROUND:
Mr. Cruger became a member of our board of directors in April 2015 and was previously a member of the board of directors of Virtu Financial LLC (“Virtu Financial”), which is a subsidiary of the Company and was the entity through which we conducted our business prior to our initial public offering. He was most recently Vice Chairman of Investment Banking at J.P. Morgan and Co., where he was responsible for key client relationships on a global basis. Previously, Mr. Cruger held a number of senior positions at J.P. Morgan, including Managing Director in the Financial Institutions group from 1996 to 2011. During this time, he also oversaw the rationalization of the firm’s private equity investments in trading platforms and related ventures at Lab Morgan from 2000 to 2001. Prior to this, Mr. Cruger ran the firm’s investment banking practices in Japan from 1991 to 1996, Latin America from 1989 to 1991 and Emerging Asia from 1984 to 1988. Mr. Cruger currently serves on the board of MarketAxess Holdings Inc. and People’s United Financial, Inc., and has previously served on the boards of Archipelago Holdings, Inc., CreditTrade, Inc. and Capital IQ, Inc. He has an M.B.A. from Columbia University and a B.A. from Clark University.
QUALIFICATIONS:
Mr. Cruger’s diverse experience in investment banking at a global financial services firm and his extensive experience in financial markets and financial leadership adds significant value to our board of directors.

2021 Proxy Statement	5

Proposal 1 Election of Directors
Glenn Hutchins	Independent Director Age: 65	Board Committees: • Risk	Director Since: 2017

BACKGROUND:
Glenn Hutchins is Chairman of North Island and North Island Ventures and a co-founder of Silver Lake. He is a director of AT&T, Virtu Financial and Digital Currency Group; Co-Chair of the Brookings Institution and CARE; Vice Chair of the Obama Foundation; on the Executive Committee of the Boston Celtics Basketball Team; and a board member of the New York Presbyterian Hospital. He is also a member of the International Advisory Board of GIC Private Limited, the sovereign wealth fund of Singapore. He was a Director and Chair of Audit and Risk Committee of the Federal Reserve Bank of New York from 2011-2020. Mr. Hutchins also served President Clinton in both the transition and the White House as a special advisor on economic and health-care policy. He was previously chairman of the board of SunGard Data Systems, Inc. and Instinet, Inc. and a long-time director of Nasdaq, Inc. He was also a director of the Harvard Management Company for a decade and co-chairman of Harvard University’s capital campaign.Mr. Hutchins and his wife, Debbie, founded the Hutchins Family Foundation which, among other projects, is supporting the construction of the Obama Presidential Center and has created the Hutchins Center for African & African American Research at Harvard University; the Hutchins Center on Fiscal and Monetary Policy at The Brookings Institution; and the Chronic Fatigue Initiative, which conducted basic research into the cause of chronic fatigue syndrome. Mr. Hutchins has published essays on economic and public policy in the Wall Street Journal, New York Times, Washington Post, Financial Times, Fortune and Foreign Affairs. He is also a Fellow of the American Academy of Arts and Sciences. Mr. Hutchins holds an A.B. from Harvard College, an M.B.A. from Harvard Business School, and a J.D. from Harvard Law School.
QUALIFICATIONS:
Mr. Hutchins’ qualifications to serve on our board of directors include his extensive experience and expertise in the technology and financial sectors, his public policy experience and his strong strategic focus.

Christopher C. Quick	Independent Director Age: 63	Board Committees: • Audit • Risk	Director Since: 2016

BACKGROUND:
Mr. Quick became a member of our board of directors in April 2016. Mr. Quick has more than 30 years of experience in the securities and financial services industries. He is the former CEO of Banc of America Specialist, Inc., a wholly owned subsidiary of Bank of America Corporation and member firm of the New York Stock Exchange (“NYSE”). He is also a past Vice Chairman of Global Wealth and Investment Management with Bank of America. From 1982 to 2004, he served as Chairman and Chief Executive Officer of Q&R Specialist, JJC Specialist and Fleet Specialists where he remained following the firm’s acquisition by Bank of America Corporation. He is a member of the board of directors of Mutual of America and a Trustee of Fairfield University. He is also a former member of the NYSE Board of Directors, the board of directors of KCG Holdings, Inc. (“KCG”), the board of directors of The Alfred E. Smith Memorial Foundation Inc., and the Board of Trustees for the Boys Club of New York. Mr. Quick received a B.S. in Finance from Fairfield University in 1979.
QUALIFICATIONS:
Mr. Quick’s qualifications to serve on our board of directors include his significant experience in the financial services and securities industries, including in the specialist business, and in senior leadership roles and his substantial experience with post-merger and acquisition integration matters.

6	2021 Proxy Statement

Proposal 1 Election of Directors
Vincent Viola	Director Age: 65	Board Committees: • None	Director Since: 2017

BACKGROUND:
Mr. Viola is our founder and has served as a member and Chairman Emeritus of our board of directors since July 2017. From November 2013 until July 2017, Mr. Viola served as our Executive Chairman and Chairman of our board of directors. He previously served as Chief Executive Officer and Chairman of the board of directors of Virtu and its predecessors since April 2008. Mr. Viola is one of the nation’s foremost leaders in electronic trading. He was the founder of Virtu Financial Operating LLC (“Virtu East”) in 2008, a founder of Madison Tyler Holdings, LLC (“Madison Tyler Holdings”) in 2002 and is the former Chairman of the New York Mercantile Exchange (“NYMEX”). Mr. Viola started his career in the financial services industry on the floor of the NYMEX and became Vice Chairman from 1993 to 1996 and Chairman from 2001 to 2004. Mr. Viola has launched a number of successful businesses during his career, including Virtu and Independent Bank Group Inc., a regional banking group in Texas that is now listed on NASDAQ (IBTX). Shortly after September 11, 2001, Mr. Viola was instrumental in founding the Combating Terrorism Center at West Point. Mr. Viola is currently the principal owner and serves as the Chairman and Governor for the Florida Panthers Hockey Club and its parent company, Sunrise Sports & Entertainment LLC. Mr. Viola graduated from the U.S. Military Academy at West Point in 1977. He later graduated from the U.S. Army Airborne, Infantry and Ranger Schools and served in the 101st Airborne Division. In 1983, he graduated from New York Law School.
QUALIFICATIONS:
Mr. Viola’s extensive business experience in the financial services industry provides our board of directors with valuable knowledge and experience in the electronic trading and market making business. In addition, as our founder, Mr. Viola has successfully led Virtu since its inception and provides our board of directors with valuable insight regarding strategic decisions and the future direction of our Company.

Class II Directors
The term of the following four Class II directors will expire at the 2023 Annual Meeting of Stockholders.
Douglas A. Cifu	Director Age: 55	Board Committees: None	Director Since: 2013

BACKGROUND:
Mr. Cifu has been our Chief Executive Officer and a member of our board of directors since November 2013. He previously served as Virtu’s President and Chief Operating Officer and has served on its board of directors or the boards of its predecessors since co-founding the firm in April 2008. Prior to co-founding Virtu, Mr. Cifu was a partner at the international law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP, where he practiced corporate law from 1990 to 2008 and served as a member of the Management Committee and Deputy Chairman of the firm’s corporate department. Mr. Cifu also previously served on the board of directors of Independent Bank Group, Inc., a regional bank holding company. Mr. Cifu currently serves as a member of the board of directors of the U.S. Chamber of Commerce, as well as the Board of Visitors of Columbia College at Columbia University. Mr. Cifu also serves as Vice Chairman, Partner and Alternate Governor for the Florida Panthers Hockey Club and its parent company, Sunrise Sports & Entertainment LLC. Mr. Cifu completed his J.D. at Columbia Law School in 1990 and received his B.A. from Columbia University in 1987, from which he graduated magna cum laude.
QUALIFICATIONS:
Mr. Cifu’s extensive experience in global financial markets and market structure, his leadership acumen and his background as a corporate attorney add significant value to our Company and our Board of Directors. As a co-founder, Mr. Cifu has successfully led Virtu since its inception and provides our board of directors with valuable insight regarding strategic decisions and the future direction of our Company.

2021 Proxy Statement	7

Proposal 1 Election of Directors
Joseph J. Grano, Jr.	Independent Director Age: 73	Board Committees: • Audit	Director Since: 2017

BACKGROUND:
Mr. Grano, Jr. became a member of our board of directors in October 2017. Mr. Grano has more than 30 years of experience in the securities and financial services industries. Mr. Grano currently serves as the Principal Partner of the JJG Family Office, which primarily engages in advisory services. From 2001 to 2004, he was Chairman and CEO of UBS Financial Services Inc. (formerly UBS PaineWebber), where he was instrumental in helping to bring about the merger of PaineWebber with UBS in 2000. Prior to joining PaineWebber, he held various senior management positions with Merrill Lynch & Co., including Director of National Sales. Mr. Grano previously served as Chairman of the Board of Governors of the National Association of Securities Dealers (NASD) (predecessor to the Financial Industry Regulatory Authority (FINRA)), and was formerly a member of the NASD’s Executive Committee.
In addition to his industry experience, Mr. Grano serves as a member of the City University of New York’s Business Leadership Council and President of the Advisory Board of Law Enforcement Against Drugs, and from 2002 until 2005 served as the Chairman of the Homeland Security Advisory Council. He has also previously served as the Vice Chairman of the Queens College Foundation Board of Trustees, and has previously sat on the board of directors of the YMCA of Greater New York and on the board of Lenox Hill Hospital, among his other civic and philanthropic endeavors.
Mr. Grano holds honorary Doctor of Laws degrees from Pepperdine University and Babson College as well as an honorary Doctor of Humane Letters degree from Queens College. In addition to being one of the financial service industry’s leading executives, Mr. Grano is involved in a wide range of educational and philanthropic endeavors. Mr. Grano also served in the U.S. Special Forces (Green Berets). He also won a Tony Award as a producer of the record-setting musical Jersey Boys. Mr. Grano is the author of the book “You Can’t Predict A Hero” which was on Businessweek’s best seller list in 2009.
QUALIFICATIONS:
Mr. Grano’s previous senior leadership roles in the financial securities industry and public company experience provide a valuable insight regarding strategic decisions and add value to our board of directors.

Robert Greifeld	Independent Director Age: 63	Board Committees: • Compensation • N&CG	Director Since: 2017

BACKGROUND:
Mr. Greifeld became a member and the Chairman of our board of directors in July 2017. Mr. Greifeld is a co-founder of Ordinal Ventures, LLC (f/k/a North Island Ventures, LLC), currently the CEO and Chairman of Cornerstone Investment Capital Holdings Co., Managing Partner and Co-Founder at Cornerstone Investment Capital, a financial technology investment firm, a position he has held since September 2018, and a Board Member at Capital Rock, Financeware LLC, and Hudson Executive Investment Capital. He previously served as Chairman of the board of directors of The Nasdaq Stock Market LLC (“NASDAQ”) from January 2017 until May 2017 and as Chief Executive Officer of NASDAQ from 2003 to 2016. During his tenure, Mr. Greifeld led Nasdaq through a series of complex, innovative acquisitions that extended the company’s footprint from a single U.S. equity exchange to a global exchange and technology solutions provider and grew market capitalization over 20 times. Prior to joining NASDAQ, Mr. Greifeld was an Executive Vice President with SunGard Data Systems and, prior to joining SunGard, was President at Automated Securities Clearance. Mr. Greifeld founded and chairs the USA Track & Field Foundation, which supports emerging athletes and inner-city youth athletics. Mr. Greifeld is a member of the NYU Stern Board of Overseers and a CNBC Contributor. Mr. Greifeld holds a Master’s in Business from New York University, Stern School of Business, and a B.A. in English from Iona College.

8	2021 Proxy Statement

Proposal 1 Election of Directors
QUALIFICATIONS: Mr. Greifeld’s previous industry leadership service adds significant value to our board of directors.
Class III Directors
The term of the following four Class III directors will expire at the Annual Meeting. Messrs. Nixon, Urban, Viola and Ms. Gambale are the only nominees for election at the Annual Meeting, for a term that will expire at the 2024 annual meeting of stockholders and until each of their successors has been duly elected and qualified.
Virginia Gambale	Independent Director Age: 61	Board Committees: • Audit • Risk	Director Since: 2020

BACKGROUND:
Ms. Gambale became a member of our board of directors in January 2020. Ms. Gambale is Managing Partner of Azimuth Partners LLC, a technology advisory firm facilitating the growth and adoption of emerging technologies for financial services, consumer and technology companies. Prior to starting Azimuth Partners in 2003, Ms. Gambale was an Investment Partner at Deutsche Bank Capital and ABS Ventures from 1999 to 2003. Prior to that,
Ms. Gambale held the position of Chief Information Officer at Bankers Trust Alex Brown and Merrill Lynch. Ms. Gambale currently serves as a Director for JetBlue Airways Corp. (NASDAQ:JBLU), First Derivatives plc (LSE:FDP.L), Regis Corp. (NYSE:RGS), Nutanix, Inc. (NASDAQ:NTNX) and serves on the NACD Risk Oversight Advisory Council. She has also served on numerous international public and private boards including Piper Jaffray Companies, Synchronoss Technologies, Motive, Inc., Workbrain and IQ Financial, among others. Ms. Gambale holds a B.S. from New York Institute of Technology-Old Westbury.
QUALIFICATIONS:
Ms. Gambale’s previous experience in senior leadership positions in finance and technology and previous services on the boards of other public companies adds significant value to our board of directors.

John D. Nixon	Independent Director Age: 65	Board Committees: • Compensation • N&CG	Director Since: 2015

BACKGROUND:
Mr. Nixon became a member of our board of directors in May 2015. Mr. Nixon has more than 30 years of international experience in the interdealer broker industry with ICAP plc (“ICAP”) and, previously, with Tullett Prebon. He served as a non-executive director of ICAP from 1998 to 2002 and served as executive director from May 2008 until his retirement in March 2015. Mr. Nixon was a member of ICAP’s Global Executive Management Group from 2003 to 2015 with responsibility during that period for business divisions and strategic acquisitions. He represented the ICAP Americas businesses to the ICAP board, was chairman of the i-Swap business and had been responsible for the implementation of the ICAP Swap Execution Facility. In addition to serving on our board, Mr. Nixon serves as our representative on the board of Eris Exchange Holdings, LLC, as a senior financial services advisor to Temasek USA and as a member of the board of directors of Eastdil Secured on behalf of Temasek. Mr. Nixon holds a degree in Commerce from Queen’s University, Ontario.
QUALIFICATIONS:
Mr. Nixon’s extensive business experience in the interdealer broker industry as well as his operational and strategic expertise in the financial services industry adds significant value to our board of directors.

2021 Proxy Statement	9

Proposal 1 Election of Directors
David J. Urban	Independent Director Age: 57	Board Committees: • Risk	Director Since: 2018

BACKGROUND:
Mr. Urban became a member of our board of directors in December 2018. Mr. Urban is Executive Vice President, North American Corporate Affairs at ByteDance Ltd a global internet technology company. Previously, Mr. Urban served as President of the American Continental Group, a leading bi partisan government affairs and strategic consulting firm which provides strategic consulting services across the financial services and technology sectors, among others. Mr. Urban currently serves as a Director for several other private technology-focused companies. Mr. Urban previously served as the Chief of Staff for a United States Senator from 1997 to 2002, and from 1994 to 1997 was an attorney in private practice. From 1986 through 1991, Mr. Urban served as an artillery officer in the United States Army’s 101 Airborne Division. Mr. Urban holds a Bachelor of Science degree from the United States Military Academy at West Point, a Master of Government Administration degree from the University of Pennsylvania and a Juris Doctor from the Temple University School of Law.
QUALIFICATIONS:
Mr. Urban’s governmental relations experience and his previous industry leadership service adds significant value to our board of directors.

Michael T. Viola	Director Age: 34	Board Committees: • N&CG • Risk	Director Since: 2016

BACKGROUND:
Mr. Viola became a member of our board of directors in April 2016. Mr. Viola previously served the Company in a variety of roles since 2011, most recently as a senior trader focused on foreign exchange products and global commodities. Since 2016, Mr. Viola has served as the President of the Viola family’s private investment office, located in New York City. In addition, Mr. Viola is a member of the board of directors of Independent Bank Group, Inc., which he joined in February 2013, as well as iAero Group, Cornerstone Investment Capital Holdings, Crowheart Energy LLC, Madava Financial LLC, the Viola Foundation, and the USA Track & Field Foundation. Mr. Viola holds a B.S. in Finance from Pepperdine University.
QUALIFICATIONS:
Mr. Viola’s significant experience in electronic market making and his experience as the director of another public company adds significant value to our board of directors.

Executive Officers

Stephen Cavoli	EVP Age: 52	Officer Since: 2017

BACKGROUND:
Mr. Cavoli has been our Executive Vice President, Markets since December 2017, and previously served as our Senior Vice President, Strategy and Market Development since September 2015. Prior to joining Virtu, Mr. Cavoli was a Managing Director at Morgan Stanley in the electronic trading group, where he served in various roles from April 2004 to September 2015. Mr. Cavoli previously held positions at Instinet where he focused on U.S. equities trading and execution. Mr. Cavoli graduated from the U.S. Military Academy at West Point in 1992 and has served as an Infantry Officer in the United States Army.

10	2021 Proxy Statement

Proposal 1 Election of Directors
Brett Fairclough	Co-President and Co-COO Age: 38	Officer Since: 2019

BACKGROUND:
Mr. Fairclough was appointed our Co-President and Co-Chief Operating Officer in May 2020. Mr. Fairclough has been an employee of the Company and its predecessors since 2007, previously serving as the Company’s Executive Vice President, Chief Operating Officer and Global Head of Business Development in 2019, as well as Managing Director of Asia Pacific and Chief Executive Officer of Virtu Singapore Pte. Ltd., the Company’s Singapore-based subsidiary, since 2014. Prior to that, he served as Chief Compliance Officer of the Company’s broker-dealer subsidiaries. He has also worked closely with exchanges and other industry participants to foster the growth and development of securities markets globally. Mr. Fairclough received a B.A. from the University of California at Los Angeles.

Joseph Molluso	Co-President and Co-COO Age: 52	Officer Since: 2020

BACKGROUND:
Mr. Molluso was appointed our Co-President and Co-Chief Operating Officer in May 2020. Mr. Molluso joined Virtu in November 2013 as Chief Financial Officer. After a brief departure in 2019 to serve as Chief Financial Officer of Capitolis, Mr. Molluso rejoined Virtu in 2020. Prior to joining Virtu, Mr. Molluso was a Managing Director in Investment Banking at J.P. Morgan from March 2006 to November 2013, where he provided strategic advice to financial institutions with a focus on market structure related companies. Mr. Molluso started his career as an investment banker specializing in financial services companies in 1997 at Donaldson, Lufkin & Jenrette and its successor, Credit Suisse, where he helped establish the global financial technology group. Mr. Molluso received his M.B.A. from New York University in 1997 and his B.B.A. from Pace University in 1991.

Sean P. Galvin	CFO Age: 56	Officer Since: 2020

BACKGROUND:
Mr. Galvin was appointed our Executive Vice President and Chief Financial Officer in August 2020. Mr. Galvin has more than 30 years of experience in the accounting and financial services fields and previously served as the interim Chief Financial Officer of KCG Holdings, Inc., the Chief Accounting Officer of BGC Partners, Inc., and in various other senior finance roles with Virtu, KCG Holdings Inc. and Knight Capital Group, Inc. Prior to joining Knight in 2000, Mr. Galvin was a Vice President at Donaldson, Lufkin & Jenrette and a Senior Tax Manager at PricewaterhouseCoopers LLP. Mr. Galvin earned a M.S. in Taxation from Fordham University as well as a B.S. in Accounting and Information Systems with a minor in Economics from Queens College, CUNY. Mr. Galvin is a Certified Public Accountant.

2021 Proxy Statement	11

Corporate Governance
Board Composition

Our board of directors consists of 11 directors. In accordance with our amended and restated certificate of incorporation and bylaws, the number of directors on our board of directors will be determined from time to time by the board of directors but shall not be less than three persons nor more than 20 persons.
Each director is to hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors. In addition, at any point prior to the occurrence of the time at which TJMT Holdings LLC (the “Founder Member”), an affiliate of Mr. Vincent Viola, our founder and Chairman Emeritus, or any of its affiliates or permitted transferees, no longer beneficially own shares representing 25% of our issued and outstanding common stock (the “Triggering Event”), vacancies on the board of directors may also be filled by the affirmative vote of a majority of our outstanding shares of common stock.
Until the Triggering Event occurs, any director may be removed with or without cause by the affirmative vote of a majority of our outstanding shares of common stock. Thereafter, directors may be removed only for cause by the affirmative vote of at least 75% of our outstanding shares of common stock. At any meeting of the board of directors, except as otherwise required by law, a majority of the total number of directors then in office will constitute a quorum for all purposes.
Our amended and restated certificate of incorporation provides that the board of directors is divided into three classes of directors, with staggered three-year terms, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of the board of directors will be elected each year.
Controlled Company Status

The Founder Member currently controls more than 50% of our combined voting power, and as a result, we are considered a “controlled company” for the purposes of NASDAQ rules and corporate governance standards. As a “controlled company,” we are permitted and may from time to time elect (and have elected) not to comply with certain NASDAQ corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish Compensation and Nominating and Corporate Governance Committees each composed entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors is determined or recommended to the board of directors by the independent members of the board of directors.
Director Independence

Our board of directors has determined that Messrs. Cruger, Grano, Greifeld, Hutchins, Nixon, Quick and Urban and Ms. Gambale are each “independent directors”, as such term is defined by the applicable rules and regulations of NASDAQ.
Family Relationships of Directors and Executive Officers

Other than Michael T. Viola, who is the son of Vincent Viola, our founder and Chairman Emeritus, none of the current directors or officers, or nominees for director, is related to any other officer or director of the Company or to any nominee for director.
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Corporate Governance
Board of Directors Leadership Structure

We currently separate the roles of chairman of the board of directors and chief executive officer. Mr. Greifeld serves as Chairman of our board of directors. This structure enables the board of directors to effectively exercise its role in oversight of Virtu while allowing our Chief Executive Officer to focus on the management of the day-to-day conduct of our business. The board may review and change its leadership structure in the future.
Board of Directors Role in Risk Oversight

It is the duty of our board of directors to serve as a prudent fiduciary for stockholders and to oversee the management of our Company.
Our Risk Committee, under powers delegated to it by our board of directors, is responsible for overseeing areas of risk that are not the primary responsibility of another committee of our board of directors or retained for oversight of the full board, including (i) cybersecurity, information security and information technology risk, (ii) trading, capital and liquidity risk and (iii) enterprise risk.
Our Audit Committee, under powers delegated to it by our board of directors, is also responsible for discussing with management the major financial, legal, compliance and other significant risks. Our Audit Committee works directly with members of senior management and our internal audit team to review and assess (i) the adequacy of the Company’s internal controls, including significant deficiencies in the design or operation of internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and management’s response and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. In addition, the Audit Committee meets as appropriate (i) as a committee to discuss our risk management policies and exposures and (ii) with our independent auditors to review our internal control environment and potential significant risk exposures.
Our Compensation Committee oversees the management of risks relating to our executive compensation programs and employee benefit plans. In fulfilling its duties, the Compensation Committee reviews at least annually our executive compensation programs, meets regularly with management to understand the financial, human resources and stockholder implications of compensation decisions and reports as appropriate to our board of directors.
The Nominating and Corporate Governance Committee oversees the management of risks relating to our corporate governance structure and director selection process.
Our board of directors as a whole also engages in the oversight of risk in various ways. It sets goals and standards for our employees, officers and directors. During the course of each year, our board of directors reviews the structure and operation of various of our departments and functions. In these reviews, our board of directors discusses with management material risks affecting those departments and functions and management’s approach to mitigating those risks. Our board of directors also reviews and approves management’s operating plans and any risks that could affect the results of those operating plans. In its review and approval of Annual Reports on Form 10-K (including any amendments thereto), our board of directors reviews our business and related risks, including as described in the “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the reports. The Audit Committee reviews these risks quarterly in connection with the preparation of Quarterly Reports on Form 10-Q.
When our board of directors reviews particular transactions and initiatives that require its approval, or that otherwise merit its involvement, it generally includes related analysis and risk mitigation plans among the matters addressed with senior management. The day-to-day identification and management of risk is the responsibility of our management. As the market environment, industry practices, regulatory requirements and our business evolve, we expect that senior management and our board of directors will respond with appropriate risk mitigation strategies and oversight.
2021 Proxy Statement	13

Corporate Governance
Board and Committee Meetings; Annual Meeting Attendance

During the year ended December 31, 2020:
•
the board of directors held six meetings and acted by written consent six times;

•
the Audit Committee held nine meetings and did not act by written consent;

•
the Risk Committee held five meetings and did not act by written consent;

•
the Nominating and Corporate Governance Committee held one meeting and did not act by written consent; and

•
the Compensation Committee held two meetings and acted by written consent four times.

In the year ended December 31, 2020, no member of our board of directors attended fewer than 75% of the aggregate of: (i) the total number of meetings of the board of directors (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the board of directors (during the periods that he or she served on such committees).
According to our Corporate Governance Guidelines, our directors are expected to attend the annual meeting of stockholders, meetings of the board of directors and meetings of committees on which they serve and to spend the time needed, and meet as frequently as necessary, to properly discharge their responsibilities. Four of our directors attended our 2020 annual meeting of stockholders. Directors are expected to review meeting materials prior to board of director and committee meetings and, when possible, should communicate in advance of meetings any questions or concerns that they wish to discuss so that management will be prepared to address the same. Each director’s attendance at, and preparation for, board of director meetings and meetings of committees on which they serve shall be considered by the Nominating and Corporate Governance Committee when recommending director nominees.
Board Committees

Our board of directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Risk Committee. Under the rules of NASDAQ, the membership of the Audit Committee is required to consist entirely of independent directors. As a controlled company (see “Controlled Company Status” on page 24 of this proxy statement), we are not required to have fully independent Compensation and Nominating and Corporate Governance Committees. The following is a brief description of our committees.
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Corporate Governance
AUDIT COMMITTEE Members William F. Cruger, Jr. Christopher C. Quick Joseph J. Grano, Jr. Virginia Gambale Number of Meetings Held in 2020: 9
The Audit Committee’s responsibilities include:
We have a separately designated standing Audit Committee established in accordance with section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee assists the board of directors in monitoring the audit of our financial statements, our independent auditors’ qualifications and independence, the performance of our audit function and independent auditors and our compliance with legal and regulatory requirements. Our Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. Our Audit Committee also reviews and approves related party transactions as required by the rules of NASDAQ. Our board of directors has adopted a written charter for the Audit Committee, which is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. The information on our website is not part of this proxy statement.
Messrs. Cruger, Quick, Grano and Ms. Gambale are the members of our Audit Committee. The board of directors has determined that Mr. Cruger qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and that each of Messrs. Cruger, Quick and Grano and Ms. Gambale is “independent” for purposes of Rule 10A-3 of the Exchange Act and under the listing standards of NASDAQ. The designation of “audit committee financial expert” does not impose on Mr. Cruger any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors.
There were five regular meetings and four special meetings of the Audit Committee held during 2020.

2021 Proxy Statement	15

Corporate Governance
COMPENSATION COMMITTEE Members Robert Greifeld John D. Nixon Number of Meetings Held in 2020: 2
The Compensation Committee’s responsibilities include:
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors and employees and is responsible for approving the compensation of our Chief Executive Officer and other executive officers. Our Chief Executive Officer annually reviews the performance of each of the other executive officers relative to individual and corporate annual performance goals established for the year. The Chief Executive Officer then presents his compensation recommendations based on these reviews to the Compensation Committee. Once the Compensation Committee has reviewed and evaluated executive performance, recommendations are made to the board of directors for approval. The board of directors subsequently approved 2020 director and executive compensation arrangements based on the Compensation Committee’s recommendations, the recommendations of the Compensation Committee’s compensation consultant (described below) and the collective judgment of the board’s members. Our board of directors has adopted a written charter for the Compensation Committee, which is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. The information on our website is not part of this proxy statement.
Pursuant to the written charter of the Compensation Committee, the Compensation Committee may form and delegate authority to subcommittees when appropriate, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Company’s corporate governance guidelines and the rules and regulations of NASDAQ, including any applicable “controlled company” exemption. Additionally, pursuant to its written charter, the Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement.
Our Compensation Committee also administers the issuance of awards under the Virtu Financial, Inc. Amended and Restated 2015 Management Incentive Plan (as amended from time to time, the “2015 Plan”).
Messrs. Nixon and Greifeld are the members of our Compensation Committee. Because we are a “controlled company” under the rules of NASDAQ (see “Controlled Company Status” on page 24 of this proxy statement), our Compensation Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Compensation Committee to the extent necessary in order to comply with such rules.
There were two regular meetings of the Compensation Committee held during 2020.

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Corporate Governance
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Members Robert Greifeld John Nixon Michael T. Viola Number of Meetings Held in 2020: 1
The Nominating and Corporate Governance Committee’s responsibilities include:
Our Nominating and Corporate Governance Committee selects or recommends that the board of directors select candidates for election to our board of directors, develops and recommends to the board of directors corporate governance guidelines that are applicable to us and oversees board of director and management evaluations. In addition, our Nominating and Corporate Governance Committee recommends to our board of directors for approval director nominees, consistent with our director qualifications criteria and any obligations under certain contractual arrangements. Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. The information on our website is not part of this proxy statement.
Messrs. Greifeld, Nixon and Michael Viola are the members of our Nominating and Corporate Governance Committee. Because we are a “controlled company” under the rules of NASDAQ (see “Controlled Company Status” on page 24 of this proxy statement), our Nominating and Corporate Governance Committee is not required to be fully independent, although if such rules change in the future or we no longer meet the definition of a controlled company under the current rules, we will adjust the composition of the Nominating and Corporate Governance Committee accordingly in order to comply with such rules. Mr. Michael Viola is not independent.
There was one regular meeting of the Nominating and Corporate Governance Committee held during 2020.

Policy Regarding Director Nominations

Our Nominating and Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from our directors, officers or stockholders and/or engage a search firm. In evaluating and determining whether to ultimately recommend a person as a candidate for election as a director, the Nominating and Corporate Governance Committee evaluates all factors that it deems appropriate, including the number of current directors, as well as the qualifications set forth in our Corporate Governance Guidelines, including the highest personal and professional ethics, integrity, high performance standards and history of achievements, and ability to provide wise and thoughtful counsel on a broad range of issues. It also takes into account specific characteristics and expertise that it believes will enhance the diversity of knowledge, expertise, background and personal characteristics of our board of directors. Specifically, the Nominating and Corporate Governance Committee charter provides that, in performing its responsibilities for identifying, recruiting and recommending candidates to the board of directors, the Nominating and Corporate Governance Committee shall actively seek to include in each candidate search qualified candidates who reflect diverse backgrounds, including diversity of gender, race and ethnicity.
The Nominating and Corporate Governance Committee may engage a third party to conduct or assist with this evaluation. Ultimately, the Nominating and Corporate Governance Committee seeks to recommend to the board of directors those nominees whose specific qualities, experience and expertise will augment the current board of directors’ composition and whose past experience evidences that they will: (1) dedicate sufficient time, energy and attention to ensure the diligent performance of board duties; (2) comply with the duties and responsibilities set forth in our Corporate Governance Guidelines and in our bylaws; (3) comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations organized in Delaware; and (4) adhere to our Code of Conduct and Ethics.
In its discretion, the Nominating and Corporate Governance Committee will also consider recommendations of qualified nominees by stockholders by evaluating the same factors as described above.
2021 Proxy Statement	17

Corporate Governance
In addition to the board process described above, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must meet certain deadlines established by our by-laws and provide certain information required by our bylaws. For a description of the process for nominating directors in accordance with our bylaws, see “Additional Information” on page 84 of this proxy statement.
RISK COMMITTEE Members Christopher C. Quick Glenn Hutchins David Urban Michael T. Viola Virginia Gambale Number of Meetings Held in 2020: 5
The Risk Committee’s responsibilities include:
Our Risk Committee was established in 2017 and assists our board of directors in its oversight of the Company’s risk management activities, with particular focus on (i) cybersecurity, information security and information technology risk, (ii) trading, capital and liquidity risk, and (iii) enterprise risk. Our Risk Committee also oversees and receives reports from the Company’s Chief Risk Officer on the Company’s risk assessment and risk management activities and may conduct or oversee stress testing or scenario testing. Our board of directors has adopted a written charter for the Risk Committee, which is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. The information on our website is not part of this proxy statement.
Messrs. Hutchins, Quick, Urban, Michael Viola and Ms. Gambale are the members of our Risk Committee. Our Risk Committee is not required to be fully independent, although if our Risk Committee becomes subject to any such independence requirement in the future, we will adjust the composition of the Risk Committee accordingly in order to comply with such requirement.
There were five meetings of the Risk Committee held during 2020.

Communication with the Board of Directors

Any stockholder or other interested parties who would like to communicate with our board of directors, the independent directors as a group or any specific member or members of our board of directors should send such communications to the attention of our Secretary, at Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006. Communications should contain instructions on which member or members of the board of directors the communication is intended for, if applicable. In general, such communication will be forwarded to the intended recipients. However, the Secretary may, in his discretion, decline to forward any communications that are abusive, threatening or otherwise inappropriate.
Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2020, no member of the Compensation Committee was one of our officers or employees. None of our executive officers serves on the Compensation Committee or board of directors of any other company of which any of the members of our Compensation Committee or any of ours directors is an executive officer.
Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our employees, officers and directors. A copy of that code is available on our corporate website at ir.virtu.com/corporate-governance/default.aspx. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The information on our website is not part of this proxy statement.
18	2021 Proxy Statement

Proposal 2 Advisory Vote to Approve Compensation of Named Executive Officers
In accordance with the requirements of Section 14A of the Exchange Act and Exchange Act Rule 14a-21(a), we are including in this proxy statement a separate resolution to approve, in a non-binding, stockholder advisory vote, the compensation paid to our named executive officers as disclosed in “Executive Compensation” below (the “say-on-pay” vote).
While the results of the say-on-pay vote are non-binding and advisory in nature, our board of directors and Compensation Committee intend to consider the results of this vote in making future compensation decisions.
Our board of directors currently intends to conduct advisory votes on executive compensation every year. As a result, our next advisory say-on-pay vote will take place at our annual meeting of stockholders in 2021.
The language of the resolution is as follows:
“RESOLVED, that the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2020, as discussed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the summary compensation table and the related compensation tables and narrative in this proxy statement, is hereby APPROVED, on an advisory basis.”
In considering their vote, stockholders are encouraged to read the compensation discussion and analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.
Our board of directors recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.
2021 Proxy Statement	19

Executive Compensation
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the disclosures contained in the following “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board that the section entitled “Compensation Discussion and Analysis” be included in this proxy statement for the Annual Meeting.
Members of the Compensation Committee:
John D. Nixon (Chair)
Robert Greifeld
Compensation Disclosure and Analysis
This compensation discussion and analysis discusses our executive compensation programs for our named executive officers in respect of our fiscal year ended December 31, 2020, which we refer to herein as “fiscal year 2020,” and includes a discussion of our compensation objectives and philosophy and the material elements of compensation earned by, awarded, or paid, to our named executive officers in fiscal year 2020. This section also describes processes we use in reaching compensation decisions and is intended to amplify and provide context for understanding the amounts in the tabular disclosure that follows. In addition, we highlight certain attributes of our program, provide a summary of certain key compensation decisions during fiscal year 2020 and describe our intended compensation approach.
Our named executive officers for fiscal year 2020 were as follows:
Douglas A. Cifu	Chief Executive Officer
Brett Fairclough	Co-President and Co-Chief Operating Officer(1)
Joseph Molluso	Co-President and Co-Chief Operating Officer(2)
Sean P. Galvin	Executive President and Chief Financial Officer(3)
Stephen Cavoli	Executive Vice President, Markets
Alexander M. Ioffe	Former Executive Vice President and Chief Financial Officer(4)

(1)
Mr. Fairclough was appointed Co-President and Co-Chief Operating Officer on May 4, 2020, to be effective upon Joseph Molluso’s start date with the Company and previously served as Chief Operating Officer.

(2)
Mr. Molluso was appointed Co-President and Co-Chief Operating Officer on May 4, 2020, to be effective upon his start date with the Company on June 22, 2020.

(3)
Mr. Galvin was appointed Executive Vice President and Chief Financial Officer effective upon his start date with the Company, August 10, 2020.

(4)
Mr. Ioffe’s employment with the Company terminated on August 7, 2020.

Compensation Program Objectives

Our primary objective with respect to executive compensation is to provide competitive compensation and benefits to attract, retain, motivate and reward the highest quality executive officers. Accordingly, we attempt to ensure that compensation provided to executive officers remains competitive relative to the compensation paid to similarly situated executives. A further objective of our compensation program is to provide variable pay opportunities through cash bonuses and restricted stock awards that reward our officers based on achievement of both individual and Company financial results. In addition, we aim to establish compensation plans that align the performance of our executive officers with the Company’s objectives and the creation of long-term stockholder value, such as the reward of equity compensation which ties a portion of our executive compensation to the performance of our common stock. We believe an appropriate mix of an executive officer’s pay should be variable and performance-based in order to promote achievement of our short-term and long-term strategic objectives.
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Executive Compensation
The overall level of total compensation for our named executive officers is intended to be reasonable in relation to, and competitive with, the compensation paid to executives in the industries in which we compete for talent, subject to variation for factors such as the individual’s experience, performance, duties and scope of responsibilities, prior contributions and future potential contributions to our business. Our compensation plans are designed to align with business strategies, taking into account external market conditions and internal equity issues. With these principles in mind, we structure our compensation program as competitive total pay packages that we believe enable us to attract, retain and motivate executives with the skill and knowledge that we require, and to ensure the stability of our management team, which is vital to the success of our business.
Key features of our compensation policies and practices that aim to drive performance and align our named executive officers with stockholder interests are highlighted below:
•
Pay-for-performance: A portion of the compensation program for named executive officers is designed to encourage our executives to remain focused on both our short-term and long-term operational success and to reward outstanding individual performance.

•
Align incentives with stockholders: Our executive compensation program is designed to focus our named executive officers on our key strategic, financial and operational goals that will translate into long-term value creation for our stockholders.

•
Limited perquisites: We provide limited, reasonable perquisites that we believe are consistent with our overall compensation philosophy.

•
No IRC Section 280G or 409A tax gross-ups: We do not provide tax gross-ups under our change in control provisions or deferred compensation programs.

The Process of Setting Executive Compensation

The Compensation Committee participates in an annual evaluation of the performance of our CEO and subsequently determines and approves the CEO’s compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Compensation Committee will also consider, among such other factors, the Company’s performance, stockholder returns, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the CEO in past years. Our CEO reviews each named executive officer’s compensation package, other than his own, annually in light of the performance of each named executive officer. The conclusions reached and recommendations made based on these reviews, including those with respect to salary adjustments and annual award amounts, are then presented to the Compensation Committee and/or our board of directors for review and approval.
Specifically, the Compensation Committee determines and approves the compensation packages of the CEO and approves the compensation packages of each other named executive officer, giving significant deference to the views and recommendations of the CEO. The CEO is not present during voting or deliberations relating to his own compensation.
Committee’s Compensation Consultant

The Compensation Committee has previously engaged an independent compensation consultant, F.W. Cook (the “Committee’s consultant”), to assist it in carrying out its responsibilities. The Committee’s consultant has previously provided the Compensation Committee with guidance to consider when making the compensation decisions for the CEO and when considering the recommendations made with respect to the other named executive officers. The Compensation Committee has the sole authority to retain or terminate consultants to assist it in the evaluation of director, chief executive officer and other executive compensation. The Compensation Committee has the sole authority to determine the terms of engagement and the extent of funding necessary for payment of compensation to any consultant retained to advise the Compensation Committee. The Committee’s consultant did not provide any services to the Compensation Committee or management in fiscal year 2020.
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Executive Compensation
Elements of Compensation for 2020 and Why We Chose to Pay Each Element

The primary elements of our executive compensation program are base salary, annual cash bonuses, equity-based compensation and certain employee benefits and perquisites. Brief descriptions of each principal element of our executive compensation program are summarized in the following table and described in more detail below.
Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled executives
Annual Cash Bonus	Variable, performance-based cash compensation earned based on financial and individual performance	Retain and motivate executives to achieve or exceed financial goals and company objectives
Annual Equity Awards	Equity and equity-based compensation that is subject to vesting based on (i) continued employment and (ii) for certain named executive officers, achievement of pre-established financial and operational goals	The mix of equity and equity-based awards with time-based vesting assists in retention of key talent while also rewarding executives for exceptional performance
Employee Benefits and Perquisites	Participation in all broad-based employee health and welfare programs and retirement plans	Aid in retention of key executives in a highly competitive market for talent by providing an overall competitive benefits package
Consistent with and in promotion of the compensation program objectives detailed above, a significant percentage of total compensation is allocated to performance incentives in order to motivate the named executive officers to achieve the business goals set by the Company and reward the officers for achieving such goals. There is no pre-established policy or target for allocating compensation between long- or short-term compensation, between cash and non-cash compensation, among different forms of non-cash compensation, or among named executive officers. Rather, we look at an executive officer’s goals and responsibilities to determine the appropriate level and mix of incentive compensation.
Base Salary.   We provide executive officers with a base salary to compensate them for services rendered during the fiscal year. This process also enables us to attract and retain an appropriate caliber of talent for the position and to provide a base level of monthly income that is not subject to any performance risk. We conduct a review of base salaries annually, and during such review we generally consider each named executive officer’s past performance, the scope of the role and responsibilities of the executive officer within our organization and the performance of the organization as a whole. We also review the executive officer’s compensation relative to that of our other executive officers and to the market for executive officers of similar expertise and experience. Base salaries for each of Messrs. Cavoli and Fairclough were increased in fiscal year 2020 to $500,000 from $400,000 and $160,452, respectively. Base salaries for our other named executive officers were not increased during fiscal year 2020.
Variable Incentive Compensation.   We award variable incentive compensation to reward performance achievements with a time horizon of one year or less. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We review variable incentive compensation awards annually to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the current fiscal year.
To determine the actual amount of variable incentive compensation for each named executive officer, the Compensation Committee reviews quantitative and qualitative criteria. With respect to both types of criteria, attainment of any specific level of performance or specific qualitative goal does not determine the amount of the bonus, except as discussed below regarding Messrs. Cifu’s, Cavoli’s and Fairclough’s annual bonus. Other than as set forth below with respect to Messrs. Cifu’s, Cavoli’s and Fairclough’s annual bonus, no pre-determined single performance metric is disproportionately weighted in making the determination of a named executive officer’s
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Executive Compensation
variable incentive compensation payout, which provides discretion to our Compensation Committee to adjust the actual amount paid in respect of variable incentive compensation to reward financial performance and individual performance in the context of our growing and dynamic business.
The amount of the variable incentive compensation award can be paid in a mixture of cash and/or equity, as determined by the Compensation Committee each year. This provides the Compensation Committee with more flexibility, under differing market and financial conditions and depending upon the strategic direction of the firm, to easily vary the mix of compensation without the need to focus on the form (cash or stock) but rather the value being delivered coupled with the proper incentives for our named executive officers to create short- and long-term stockholder value. Generally, the mixture of cash and equity-based compensation is determined by the aggregate variable incentive compensation payable for the applicable year. For each of Messrs. Cifu, Fairclough, Molluso and Cavoli, the mixture of cash and equity for 2020 variable incentive compensation was approximately 50% paid in cash, 20% paid in fully vested common stock and the 30% paid in the form of restricted stock units that vest ratably over a three-year period. For Mr. Galvin, 100% of his 2020 variable incentive compensation was paid in cash. We use awards of fully vested common stock and restricted stock units as a long-term incentive vehicle because it aligns the interests of executives with those of stockholders, supports a pay-for-performance culture, fosters employee stock ownership, and focuses the management team on increasing value for the stockholders and on the organization’s long-term performance.
In fiscal year 2020, in accordance with the terms of his employment agreement, Mr. Cifu was eligible to earn an annual bonus with a target bonus opportunity equal to $2,500,000 and a maximum bonus opportunity equal to $5,000,000. Eighty percent (80%) of the annual bonus was based on the achievement of select quantitative goals as determined by the board of directors and the Compensation Committee and 20% of the annual bonus was based on the achievement of qualitative goals and metrics, including leadership through the COVID-19 pandemic and successful deployment of a business continuity plan. For fiscal year 2020, the threshold to earn the target performance-based portion of the annual bonus was achievement of budgeted adjusted net trading income of $1,110 million and budgeted adjusted EBITDA of $574 million. Based on the Company’s actual performance of $2,271 million of adjusted net trading income and $1,684 million of adjusted EBITDA, Mr. Cifu earned 100% (i.e., $4,000,000) of the performance-based portion of his annual bonus, and the Compensation Committee determined that Mr. Cifu earned 100% (i.e., $1,000,000) of the qualitative portion of his annual bonus.
The amounts paid to Messrs. Cavoli and Fairclough were also determined in accordance with the terms of their respective employment agreements, which provide for a target bonus opportunity equal to $1,500,000 and a maximum bonus opportunity equal to $2,500,000. Eighty percent (80%) of the annual bonus was based on the achievement of select quantitative goals based on the Company’s adjusted net trading income and adjusted EBITDA as compared to budgeted amounts in fiscal year 2020 and 20% of the annual bonus was based on the achievement of qualitative goals and metrics determined with the CEO. For fiscal year 2020, the threshold to earn the target performance-based portion of the annual bonus was achievement of budgeted adjusted net trading income of $1,110 million and adjusted EBITDA of $574 million. Based on the Company’s actual performance of $2,271 million of adjusted net trading income and $1,684 million of adjusted EBITDA, Messrs. Cavoli and Fairclough earned 100% (i.e., $2,000,000) of the performance-based portion of his annual bonus, and the CEO together with the Compensation Committee, determined that each executive earned 100% (i.e., $500,000) of the qualitative portion of his annual bonus. Mr. Galvin’s variable incentive compensation was determined by the CEO and the Compensation Committee based on the Company’s financial performance as well as various other objectives and metrics. Mr. Molluso’s incentive compensation for 2020 was contractually guaranteed. Accordingly, for fiscal year 2020, the amount of variable incentive compensation form of payments to our named executive officers is described in the table below:
Name	Cash	Restricted Stock Units	Common Stock	Total 2020 Variable Incentive Compensation
Douglas A. Cifu	$2,500,000	$1,500,000	$1,000,000	$5,000,000
Joseph Molluso(1)	$—	$—	$—	$—
Brett Fairclough	$1,325,000	$705,000	$470,000	$2,500,000
Stephen Cavoli	$1,325,000	$705,000	$470,000	$2,500,000
Sean Galvin	$450,000	$—	$—	$450,000
Alexander M. Ioffe	$—	$—	$—	$—
2021 Proxy Statement	23

Executive Compensation
(1)
For fiscal year 2020, pursuant to the terms of his employment agreement, Mr. Molluso received a guaranteed annual bonus in the amount of $2,500,000, 50% of which was paid in cash, 30% of which was paid in restricted stock units that vest in three equal annual installments and 20% of which was paid in fully vested common stock.

Annual Equity Awards

Cifu Equity Award
In fiscal year 2020, in accordance with the terms of his employment agreement, Mr. Cifu received a grant of 150,000 restricted shares of Class A common stock that are earned based on the percentage of budgeted adjusted EBITDA achieved in fiscal year 2020: 50% of the shares are earned if 70% of budgeted adjusted EBITDA is achieved and 100% of the shares are earned if 75% of budgeted adjusted EBITDA is achieved. For fiscal year 2020, our budgeted adjusted EBITDA goal was $574 million and we achieved over 100% of such amount. Accordingly, all of the restricted shares granted to Mr. Cifu in fiscal year 2020 were earned, with half of the shares vesting as of December 31, 2020 and the remainder to vest as of December 31, 2021. Also in connection with fiscal year 2020, Mr. Cifu received a special grant of 125,000 shares of Class A common stock in recognition of the Company’s exceptional performance during fiscal year 2020 in a uniquely challenging global environment.
The Compensation Committee believes these awards incentivize Mr. Cifu to achieve key financial goals of the Company and aligns his long-term interests with those of our stockholders.
Molluso Equity Awards
In fiscal year 2020, as a sign-on incentive and to compensate for forfeited equity interests from his prior employer, and in accordance with the terms of his employment agreement, Mr. Molluso received a grant of 200,000 RSUs vesting in three equal annual installments on January 24, 2021, January 24, 2022 and January 24, 2023. The Compensation Committee believes this award incentivized Mr. Molluso’s return to the Company and aligns Mr. Molluso’s long-term interests with those of our stockholders.
In fiscal year 2020, in accordance with the terms of his employment agreement, Mr. Molluso also received a grant of 150,000 restricted shares of Class A common stock that are earned in three installments based on the percentage of budgeted adjusted EBITDA achieved in fiscal years 2020, 2021 and 2022: 50% of the shares are earned if 70% of budgeted adjusted EBITDA is achieved for a given year and 100% of the shares are earned if 75% of budgeted adjusted EBITDA is achieved for such year. For fiscal year 2020, our budgeted adjusted EBITDA was $574 million and we achieved over 100% of such amount. Accordingly, 50,000 of the restricted shares granted to Mr. Molluso in fiscal year 2020 were earned and vested as of December 31, 2020. For each of fiscal years 2021 and 2022, up to 50,000 restricted shares may be earned and vested, subject to the Company’s budgeted adjusted EBITDA achievement as described above. The Compensation Committee believes this award incentivizes Mr. Molluso to achieve key financial goals of the Company and aligns his long-term interests with those of our stockholders.
Fairclough Equity Award
In fiscal year 2020, in accordance with the terms of his employment agreement, Mr. Fairclough received a grant of 150,000 restricted shares of Class A common stock that are earned in three installments based on the percentage of budgeted adjusted EBITDA achieved in fiscal years 2020, 2021 and 2022: 50% of the shares are earned if 70% of budgeted adjusted EBITDA is achieved for a given year and 100% of the shares are earned if 75% of budgeted adjusted EBITDA is achieved for such year. For fiscal year 2020, our budgeted adjusted EBITDA was $574 million and we achieved greater than 100% of such amount. Accordingly, 50,000 of the restricted shares granted to Mr. Fairclough in fiscal year 2020 were earned and vested as of December 31, 2020. For each of fiscal years 2021 and 2022, up to 50,000 restricted shares may be earned and vested, subject to the Company’s budgeted adjusted EBITDA achievement as described above. The Compensation Committee believes this award incentivizes Mr. Fairclough to achieve key financial goals of the Company and aligns his long-term interests with those of our stockholders.
Galvin Equity Award
In fiscal year 2020, as a sign-on incentive and in accordance with the terms of his employment agreement, Mr. Galvin received a grant of 13,236 RSUs vesting in three equal annual installments on August 12, 2021, August 12, 2022, and August 12, 2023. The compensation Committee believes this award aligns Mr. Galvin’s long-term interests with those of our stockholders.
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Executive Compensation
Cavoli Equity Award
In fiscal year 2020, in accordance with the terms of his employment agreement, Mr. Cavoli received a grant of 150,000 restricted shares of Class A common stock that are earned in three installments based on the percentage of budgeted adjusted EBITDA achieved in fiscal years 2020, 2021 and 2022: 50% of the shares are earned if 70% of budgeted adjusted EBITDA is achieved for a given year and 100% of the shares are earned if 75% of budgeted adjusted EBITDA is achieved for such year. For fiscal year 2020, our budgeted adjusted EBITDA was $574 million and we achieved greater than 100% of such amount. Accordingly, 50,000 of the restricted shares granted to Mr. Cavoli in fiscal year 2020 were earned and vested as of December 31, 2020. For each of fiscal years 2021 and 2022, up to 50,000 restricted shares may be earned and vested, subject to the Company’s budgeted adjusted EBITDA achievement as described above. The Compensation Committee believes this award incentivizes Mr. Cavoli to achieve key financial goals of the Company and aligns his long-term interests with those of our stockholders.
Employee Benefits and Perquisites

We provide a number of benefit plans to all eligible employees, including our named executive officers. These benefits include medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage and a 401(k) defined contribution plan.
On November 13, 2020, the Company adopted the Virtu Financial, Inc. Deferred Compensation Plan (the “DCP”). The DCP permits eligible executive officers and other employees to defer cash or equity based compensation beginning in the calendar year ending December 31, 2021, subject to certain limitations and restrictions. Deferrals may also be directed to notional investments in certain of the employee investment opportunities. No amounts have been recognized as compensation cost under the DCP as of December 31, 2020.
While perquisites help to provide our named executive officers a benefit with a high perceived value at a relatively low cost, we do not generally view perquisites as a material component of our executive compensation program. In the future, we may provide additional or different perquisites or other personal benefits in limited circumstances, such as where we believe doing so is appropriate to assist an executive in the performance of his or her duties, to make our named executive officers more efficient and effective and for recruitment, motivation and/or retention purposes.
Severance Protection

We have previously entered into employment agreements with Messrs. Cifu, Molluso, Fairclough, Cavoli and Ioffe that provide for certain severance payments and benefits in the event that such named executive officer’s employment is terminated under specified conditions. In addition, the vesting of a portion of each of these named executive officer’s equity award or awards accelerates in connection with qualifying terminations of employment. We believe that these severance benefits are appropriate to remain competitive in our executive retention efforts, recognizing that such benefits are commonly offered by employers competing for similar executive talent. See “Potential Payments upon Termination of Employment or Change in Control” for additional information
Taxation of Executive Compensation

For income tax purposes, public companies may not deduct any portion of compensation that is in excess of $1 million paid in a taxable year to certain “covered employees,” including our named executive officers, under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), subject to certain limited exceptions. Following recent changes to Section 162(m) or related rules, deductibility for 2020 compensation may only be permitted in certain limited cases, if at all, and for future periods may not be permitted at all.
Nevertheless, even if Section 162(m) were to apply to compensation paid to our named executive officers, our board of directors believes that it should not be constrained by the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) if those requirements would impair flexibility in compensating our named executive officers in a manner that can best promote our corporate objectives. We intend to continue to compensate our executive officers in a manner consistent with the best interests of our stockholders and reserve the right to award compensation that may not be deductible under Section 162(m) where the Company believes it is appropriate to do so.
2021 Proxy Statement	25

Executive Compensation
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.
SUMMARY COMPENSATION TABLE
The following table sets forth the cash and non-cash compensation paid by the Company during the years ended December 31, 2018, December 31, 2019 and December 31, 2020 to its named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Douglas A. Cifu Chief Executive Officer	2020	$1,000,000	$500,000(1)	$8,759,525(2)	$2,000,000(3)	$4,270(4)	$12,263,795
	2019	$1,000,000	$360,000(1)	$2,100,000(2)	$1,040,000(3)	$98,172(4)	$4,598,172
	2018	$1,000,000	$400,000(1)	$5,298,240(2)	$2,000,000(3)	$71,367(4)	$8,769,607
Joseph Molluso Co-President and Co-Chief Operating Officer	2020	273,973(5)	$3,750,000(1)	$7,138,500(6)	—	—	$11,162,473
	2019	$375,342	—	—	—	$1,250,000(7)	$1,625,342
	2018	$500,000	$700,000(1)	$4,993,812(6)	—	—	$6,193,812
Brett Fairclough Co-President and Co-Chief Operating Officer	2020	$500,000	$250,000(1)	$2,109,500(8)	1,075,000(9)	—	$3,934,500
	2019	$160,452	$616,000(1)	$924,000(8)	—	$419,991(10)	$2,120,443
Sean Galvin Chief Financial Officer	2020	$98,630(11)	$450,000(1)	$300,000(12)	—	—	$848,630
Stephen Cavoli Executive Vice President, Markets	2020	$500,000	$250,000(1)	$2,109,500(13)	1,075,000(14)	—	$3,934,500
	2019	$400,000	$520,000(1)	$780,000(13)	—	—	$1,700,000
	2018	$400,000	$480,000(1)	$320,000(13)	—	—	$1,200,000
Alexander M. Ioffe Former Chief Financial Officer	2020	$301,370(15)	—	—	—	582,192(16)	$883,562
	2019	$127,397(15)	$750,000(1)	$3,750,000(17)	—	$20,000(18)	$4,647,397

(1)
This amount represents the cash component of the portion of each named executive officer’s annual bonus that was based on the achievement of qualitative goals. For Mr. Cifu, this cash component was 50% for fiscal year 2020, 40% for fiscal year 2019 and 50% for fiscal year 2018, for Mr. Molluso this was 50% for fiscal years 2020 and 2018, for Mr. Fairclough this was 53% for fiscal year 2020 and 40% for fiscal year 2019, for Mr. Galvin this was 100% for fiscal year 2020 and for Mr. Cavoli, this was 53% for fiscal year 2020 and 40% for fiscal years 2019 and 2018. The remainder in each year was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above. In addition, the amounts reported in this column includes (i) the 100% cash component of Mr. Molluso’s 2020 sign on bonus award in the amount of $2,500,000, described further below under “Employment Agreement with Mr. Molluso”. and (ii) the 50% cash component of Mr. Ioffe’s 2019 guaranteed sign on bonus award, described further below under “Employment Agreement with Mr. Ioffe.”

(2)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units, (ii) fully vested shares of our Class A common stock and (iii) restricted shares. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal years ended December 31, 2020 and December 31, 2019, included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2019, respectively, and in Note 17 of the Company’s audited financial statements for the fiscal year ended December 31, 2018, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Cifu’s 2020 annual bonus, 2019 annual bonus and 2018 annual bonus, however, the awards were actually granted in fiscal years 2021, 2020 and 2019, respectively. The restricted shares granted to Mr. Cifu in fiscal year 2019 were not earned.

(3)
This amount represents the cash component of the portion of Mr. Cifu’s annual bonus that was based on achievement of performance goals, which was 50% for fiscal years 2020 and 2018 and 40% for fiscal year 2019. The remainder in each year was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above.

(4)
This amount represents the cost of providing transportation services to Mr. Cifu.

(5)
Mr. Molluso’s employment with the Company commenced on June 22, 2020, and as a result the amount reported is a prorated portion of his $500,000 base salary.

(6)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of

26	2021 Proxy Statement

Executive Compensation
restricted stock units, (ii) fully vested shares of our Class A common stock and (iii) restricted shares. The amount includes Mr. Molluso’s sign-on equity award of 200,000 RSUs in fiscal year 2020 with a grant date fair value of $4,720,000, which was granted as compensation for the forfeiture of equity interests associated with his resignation from a prior employer. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, in Note 17 of the Company’s audited financial statements for the fiscal year ended December 31, 2018 and are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Molluso’s 2020 annual bonus and 2018 annual bonus, however, the awards were actually granted in fiscal years 2021 and 2019, respectively.
(7)
This amount reflects the amount paid to Mr. Molluso in connection with his voluntary departure from the Company in 2019, prior to his rejoining the company in 2020.

(8)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units, (ii) fully vested shares of our Class A common stock and (iii) restricted shares. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal years ended December 31, 2020 and December 31, 2019, included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2019, respectively. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Fairclough’s 2020 and 2019 annual bonuses, however, the awards were actually granted in fiscal years 2021 and 2020, respectively.

(9)
This amount represents the cash component of the portion of Mr. Fairclough’s annual bonus that was based on achievement of performance goals, which was 53% for fiscal year 2020. The remainder was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above.

(10)
This amount represents $80,000 paid as a housing allowance to Mr. Fairclough following his repatriation to the United States in 2019, in addition to certain tax benefits to which Mr. Fairclough is entitled for the year ended 2019 based on the difference between the actual foreign taxes due during the period and the hypothetical U.S. taxes that would have been applicable prior to his relocation. The amount shown includes the tax repayment that Mr. Fairclough received in fiscal year 2019, however, the actual amount owed was not calculable as of December 31, 2020, therefore the Company may pay Mr. Fairclough additional amounts or certain amounts may be required to be repaid to the Company.

(11)
Mr. Galvin’s employment with the Company commenced on August 10, 2020, and as a result the amount reported is a prorated portion of his $250,000 base salary.

(12)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of restricted stock units. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(13)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units, (ii) fully vested shares of our Class A common stock and (iii) restricted shares. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal years ended December 31, 2020 and December 31, 2019, included in our Annual Report on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2019, respectively and in Note 17 of the Company’s audited financial statements for the fiscal year ended December 31, 2018, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. The grant of restricted stock units and fully vested shares of our Class A common stock relate to the settlement of Mr. Cavoli’s 2020, 2019 and 2018 annual bonuses, however, the awards were actually granted in fiscal years 2021, 2020 and 2019, respectively.

(14)
This amount represents the cash component of the portion of Mr. Cavoli’s annual bonus that was based on achievement of performance goals, which was 53% for fiscal year 2020. The remainder was paid in the form of restricted stock units and fully vested shares of our Class A common stock which are reflected in the “Stock Awards” column in the table above.

(15)
Mr. Ioffe’s employment with the Company commenced on September 30, 2019 and ended on August 7, 2020, and as a result the amounts reported reflected prorated portions of his $500,000 base salary for the years ended December 31, 2019 and December 31, 2020, respectively.

(16)
This amount reflects the amount paid to Mr. Ioffe as severance pursuant to the terms of his employment agreement in connection with his departure from the Company.

(17)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to (i) the grant of restricted stock units and (ii) fully vested shares of our Class A common stock. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal year ended December 31, 2019 and are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(18)
This amount reflects Mr. Ioffe’s legal expenses associated with the completion of his employment agreement that were paid directly by the Company pursuant to the terms of his employment agreement.

2021 Proxy Statement	27

Executive Compensation
GRANTS OF PLAN-BASED AWARDS IN 2020 FISCAL YEAR
The following table presents information with respect to each award made to our named executive officers in 2020.
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock Units (#)(9)	Grant Date Fair Value of Stock Awards ($)(10)
Name and Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Douglas A. Cifu
Annual Bonus(1)		—	2,500,000	5,000,000	—	—	—	—	—
Restricted Shares(2)	2/27/2020	—	—	—	75,000	—	150,000	—	$2,803,500
Special Award(3)	2/1/2020	—	—	—	—	—	—	125,000	$3,456,025
Joseph Molluso
Annual Bonus(1)		—	2,500,000	2,500,000	—	—	—	—	—
Restricted Shares(4)	6/22/2020	—	—	—	25,000	—	50,000		$1,168,500
Restricted Stock Units(5)	6/22/2020	—	—	—	—	—	—	200,000	$4,720,000
Brett Fairclough
Annual Bonus(1)		—	1,500,000	2,500,000	—	—	—	—	—
Restricted Shares(6)	2/27/2020	—			25,000		50,000		$934,500
Sean Galvin
Restricted Stock Units(7)	8/12/2020	—	—	—	—	—	—	13,236	$300,000
Stephen Cavoli
Annual Bonus(1)		—	1,500,000	2,500,000	—	—	—	—
Restricted Shares(8)	2/27/2020	—	—	—	25,000	—	50,000	—	$934,500

(1)
This bonus, to the extent earned, is settled 50% in cash, 30% in restricted shares that vest in three equal annual installments and 20% in fully vested common stock.

(2)
See “Cifu Equity Awards” above for further discussion on the performance and vesting conditions applicable to these shares.

(3)
See “Cifu Equity Awards” above for further discussion regarding these shares.

(4)
See “Molluso Equity Awards” above for further discussion on the performance and vesting conditions applicable to these shares.

(5)
See “Molluso Equity Awards” above for further discussion regarding these shares.

(6)
See “Fairclough Equity Award” above for further discussion on the performance and vesting conditions applicable to these shares.

(7)
See “Galvin Equity Award” above for further discussion regarding these shares.

(8)
See “Cavoli Equity Award” above for further discussion regarding these shares.

(9)
The Company made certain equity grants in 2020 that are not reportable in this table because they were awarded in settlement of the named executive officers’ 2019 annual bonus. Those equity grants are reflected in the Summary Compensation Table above under the heading “Stock Awards” for fiscal year 2019.

(10)
This amount represents the grant date fair value calculated in accordance with FASB ASC Topic 718. For Messrs. Molluso, Fairclough and Cavoli, the amount shown with respect to the restricted shares that vest based on budgeted adjusted EBITDA represent the value of only the 2020 portion of the 2020-2022 grant because the grant is subject to three single-year performance periods (2020, 2021 and 2022). Assumptions used in calculating these amounts are described in Note 19 of the Company's audited financial statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Employment Agreements and Restrictive Covenant Agreements

Employment Agreement with Mr. Cifu
On November 15, 2017, we entered into a new employment agreement with Mr. Cifu, which amends and supersedes the terms of his prior employment agreement dated April 14, 2015, pursuant to which Mr. Cifu will continue to serve as our Chief Executive Officer and report to our board of directors. Mr. Cifu’s duties, responsibilities and permitted activities are substantially identical to his original employment agreement. Mr. Cifu’s employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Cifu is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees; provided that Mr. Cifu is permitted to continue to be engaged in, or provide services to, certain
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Executive Compensation
specified businesses and activities (including, but not necessarily limited to, his role as the Vice Chairman and Alternate Governor of the Florida Panthers, a National Hockey League franchise), and to become engaged in, or provide services to, any other business or activity in which Mr. Vincent Viola, our Founder and Chairman Emeritus, is permitted to become engaged in, to the extent that Mr. Cifu’s level of participation in such businesses or activities is consistent with his participation in the aforementioned specified businesses or activities prior to the effective date of the employment agreement.
The employment agreement has an initial term of five years ending on November 15, 2022, with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there are less than two years remaining in the term, the term will automatically be extended so that the expiration date is two years from the effective date of the change in control.
Under the employment agreement, Mr. Cifu’s base salary is $1,000,000 and Mr. Cifu is eligible to earn an annual bonus with a target bonus opportunity equal to $2,500,000 and a maximum bonus opportunity equal to $5,000,000. Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets composed of specific components of the Company’s annual budget and 20% of the annual bonus will be based on the achievement of qualitative goals. To the extent earned, a maximum of 50% of the annual bonus will be paid in cash, 30% of the annual bonus will be paid in the form of restricted stock units or restricted shares of Class A common stock of the Company that vest in three equal annual installments and the remaining 20% will be paid in the form of fully vested shares of Class A common stock.
The employment agreement provides that, commencing with calendar year 2018, Mr. Cifu is eligible to receive an equity award at the beginning of each calendar year during the term (each such award to any executive, an “annual equity grant”). It is our board of directors’ current intention that the annual equity grant will be in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable annual equity grant, 50% of such shares will vest on the last day of the calendar year to which such award relates and the remaining 50% will vest on the last day of the subsequent calendar year, subject to Mr. Cifu’s continued employment through each applicable vesting date.
The employment agreement further provides that Mr. Cifu is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection. In addition, during the term, Mr. Cifu will be provided a car and driver consistent with past practice.
The employment agreement includes an acknowledgment that Mr. Cifu continues to be bound by the confidentiality and restrictive covenant provisions set forth in the Amended and Restated Virtu Financial LLC Agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the third anniversary on which Mr. Cifu ceases to be an officer, director or employee of the Company. The employment agreement also provides that the Company will pay as incurred, to the fullest extent permitted by law, all legal fees and expenses that Mr. Cifu incurs as a result of any contest (regardless of the outcome) by the Company, Mr. Cifu or others of the validity or enforceability of, or liability under, any provision of the employment agreement or any guarantee of performance of the employment agreement that arises in connection with or following a change in control, plus interest on any delayed payment at the applicable federal rate under Section 7872 of the Code.
The employment agreement for Mr. Cifu provides for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
Employment Agreement with Mr. Molluso
Virtu East entered into a new employment agreement with Mr. Molluso on April 30, 2020, pursuant to which Mr. Molluso was appointed as our Co-President and Co-Chief Operating Officer, reporting to our Chief Executive Officer. Mr. Molluso’s employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Molluso is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees.
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Executive Compensation
The employment agreement has an initial term of three years ending on April 30, 2023, with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there is less than one year remaining in the term, the term will automatically be extended so that the expiration date is one year from the effective date of the change in control.
Under the employment agreement, Mr. Molluso’s base salary is $500,000 and Mr. Molluso is eligible to earn an annual bonus with a minimum amount of $2,500,000 with respect to the fiscal year ended December 31, 2020 and $1,500,000 with respect to the fiscal years ended Decmeber 31, 2021 and December 31, 2022, and a maximum bonus opportunity equal to $2,500,000. Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets set by the Company’s Chief Executive Officer together with the Compensation Committee and 20% of the annual bonus will be based on the achievement of qualitative goals set by the Company’s Chief Executive Officer together with the Compensation Committee. To the extent earned, the annual bonus will be paid in a mix of cash, restricted stock units and fully vested shares of Class A common stock in accordance with the Company’s incentive and equity plans as in effect from time to time.
The employment agreement also provided for a special long-term equity award in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions, which was issued on June 22, 2020. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in each of the three calendar years during the vesting period, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable calendar year, such shares will vest on the last day of such calendar year to which such award relates.
The employment agreement also provided for sign-on bonuses as compensation for forfeited equity interests in his former employer in the form of (i) a grant of 200,000 restricted stock units, vesting in three equal installments on each of January 24, 2021, January 24, 2022 and January 24, 2023 and otherwise issued pursuant to and subject to the terms and conditions of the Plan and a separate award agreement and (ii) a cash sign-on bonus of $2,500,000, $1,666,667 of which is subject to a prorated clawback right of the Company based on the proportion of the term elapsed as of the date that Mr. Molluso’s employment is terminated for Cause (as defined therein) or he resigns without Good Reason (as defined therein).
The employment agreement further provides that Mr. Molluso is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.
The employment agreement includes an acknowledgment that Mr. Molluso continues to be bound by the confidentiality and restrictive covenant provisions set forth in his original agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the thirty-six month anniversary of the date on which Mr. Molluso ceases to be an officer or employee of the Company.
The employment agreement for Mr. Molluso provides for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
Employment Agreement with Mr. Fairclough
Virtu East entered into a new employment agreement with Mr. Fairclough on February 26, 2020, which amends and supersedes the terms of his prior employment agreement dated April 17, 2019, pursuant to which Mr. Fairclough was appointed as our Chief Operating Officer, reporting to our Chief Executive Officer. Mr. Fairclough has since been appointed as Co-President and Co-Chief Operating Officer. Mr. Fairclough’s employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Fairclough is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees.
The employment agreement has an initial term of four years ending on February 26, 2024, with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company
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occurs at a time when there is less than one year remaining in the term, the term will automatically be extended so that the expiration date is one year from the effective date of the change in control.
Under the employment agreement, Mr. Fairclough’s base salary is $500,000 and Mr. Fairclough is eligible to earn an annual bonus with a target bonus opportunity equal to $1,500,000 and a maximum bonus opportunity equal to $2,500,000. Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets set by the Company’s Chief Executive Officer together with the Compensation Committee and 20% of the annual bonus will be based on the achievement of qualitative goals set by the Company’s Chief Executive Officer together with the Compensation Committee. To the extent earned, the annual bonus will be paid in a mix of cash, restricted stock units and fully vested shares of Class A common stock in accordance with the Company’s incentive and equity plans as in effect from time to time.
The employment agreement also provided for a special long-term equity award in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions, which was issued on February 27, 2020. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in each of the three calendar years during the vesting period, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable calendar year, such shares will vest on the last day of such calendar year to which such award relates.
The employment agreement further provides that Mr. Fairclough is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.
The employment agreement includes an acknowledgment that Mr. Fairclough continues to be bound by the confidentiality and restrictive covenant provisions set forth in his original agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the thirty-six month anniversary of the date on which Mr. Fairclough ceases to be an officer or employee of the Company.
The employment agreement for Mr. Fairclough provides for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
Employment Agreement with Mr. Galvin
Virtu East entered into an employment agreement with Mr. Galvin on August 7, 2020 on an “at will” employment basis. The employment agreement provides for a salary of $250,000 per year. In addition, the employment agreement provides for eligibility to earn an annual bonus payable in cash and stock, as determined at the sole discretion of Virtu East, which bonus shall be in the amount of $450,000 for the year ended December 31, 2020. The employment agreement also provided for a grant of restricted stock units with the number of restricted stock units to be granted determined by dividing $300,000 by the applicable issue price of the Company’s Class A common stock following Mr. Galvin’s start date. In addition, Mr. Galvin is eligible to participate in all benefit programs of Virtu East available to similarly situated employees.
In connection with his employment agreement, Mr. Galvin entered into a restrictive covenant agreement that provides for confidentiality and non-disparagement restrictions and that he will not engage in any business that competes with Virtu or its affiliates, and he will not solicit or hire employees, consultants or members of Virtu East, its subsidiaries or its affiliates during his employment and for a period of 12 months thereafter.
Employment Agreement with Mr. Cavoli
Virtu East entered into a new employment agreement with Mr. Cavoli on February 26, 2020, which amends and supersedes the terms of his prior employment agreement dated June 24, 2015, pursuant to which Mr. Cavoli will continue to serve as our Executive Vice President, Markets and report to our Chief Executive Officer. Mr. Cavoli’s employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Cavoli is permitted to manage his personal, financial and legal affairs, serve on civic or charitable boards and committees and, to the extent approved by our board of directors, serve on corporate boards and committees.
The employment agreement has an initial term of three years ending on February 26, 2023, with automatic renewals for successive one-year terms thereafter unless either we or the executive provides notice of non-renewal
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at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there is less than one year remaining in the term, the term will automatically be extended so that the expiration date is one year from the effective date of the change in control.
Under the employment agreement, Mr. Cavoli’s base salary is $500,000 and Mr. Cavoli is eligible to earn an annual bonus with a target bonus opportunity equal to $1,500,000 and a maximum bonus opportunity equal to $2,500,000. Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets set by the Company’s Chief Executive Officer together with the Compensation Committee and 20% of the annual bonus will be based on the achievement of qualitative goals set by the Company’s Chief Executive Officer together with the Compensation Committee. To the extent earned, the annual bonus will be paid in a mix of cash, restricted stock units and fully vested shares of Class A common stock in accordance with the Company’s incentive and equity plans as in effect from time to time.
The employment agreement also provided for a special long-term equity award in the form of 150,000 restricted shares of Class A common stock that are subject to performance and service conditions, which was issued on February 27, 2020. The number of shares earned under each annual equity grant will be based on the percentage of budgeted EBITDA achieved in each of the three calendar years during the vesting period, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement. To the extent any shares of Class A common stock are earned with respect to an applicable calendar year, such shares will vest on the last day of such calendar year to which such award relates.
The employment agreement further provides that Mr. Cavoli is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.
The employment agreement includes an acknowledgment that Mr. Cavoli continues to be bound by the confidentiality and restrictive covenant provisions set forth in his original agreement, which provides for confidentiality and non-disparagement restrictions, as well as non-compete and non-solicitation restrictions until the eighteen-month anniversary of the date on which Mr. Cavoli ceases to be an officer or employee of the Company.
The employment agreement for Mr. Cavoli provides for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
Employment Agreement with Mr. Ioffe
Virtu East entered into an employment agreement with Mr. Ioffe on August 28, 2019, pursuant to which Mr. Ioffe served as our Executive Vice President and Chief Financial Officer and reported to our Chief Executive Officer. Mr. Ioffe’s employment agreement further provides that to the extent such activities do not significantly interfere with the performance of his duties, service and responsibilities, Mr. Ioffe is permitted to manage his personal, financial and legal affairs, and serve on civic or charitable boards and committees.
Under the employment agreement, Mr. Ioffe’s base salary was $500,000 and Mr. Ioffe was entitled to receive a guaranteed bonus for the year ended December 31, 2020 in the amount of $1,500,000, paid 50% in cash and 50% in restricted stock units and common shares of Class A common stock. The agreement further provides that Mr. Ioffe was eligible to earn annual bonuses for the years ended December 31, 2020, December 31, 2021 and December 31, 2022, with target bonus opportunities equal to $1,750,000, $1,500,000, and $1,500,000, respectively, and maximum bonus opportunities equal to $2,500,000 in each such year. The amounts actually earned would be based on the achievement of annual performance targets established in the sole and absolute discretion of the Compensation Committee together with the Chief Executive Officer. To the extent earned, the annual bonus would be paid in a mix of cash, restricted stock units and fully vested shares of Class A common stock in accordance with the Company’s incentive and equity plans as in effect from time to time.
The employment agreement also provided for a special long-term equity award in the form of restricted stock units valued in an amount equal to $3,000,000 divided by a per share issue price calculated based on a trailing volume weighted average price of the Company’s Class A common stock. The restricted stock units are subject to service-vesting requirements and vest in equal annual installments on each of the first three anniversaries of the grant date.
The employment agreement also provided that, commencing with calendar year 2020, Mr. Ioffe was eligible to receive an annual equity grant as determined by the Compensation Committee together with the Company’s Chief
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Executive Officer. Fifty percent of such annual equity grant shall vest on the last day of the calendar year to which such award relates and the remaining 50% shall vest on the last day of the subsequent calendar year, subject in all cases to continued employment through the applicable vesting date.
The employment agreement further provides that Mr. Ioffe was entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection.
The employment agreement for Mr. Ioffe provided for severance upon certain terminations of employment as described below under “Potential Payments Upon Termination of Employment or Change in Control.”
OUTSTANDING EQUITY AWARDS AT 2020 FISCAL YEAR-End
The following table provides information about each of the outstanding awards of options to purchase our common stock and restricted stock units held by each named executive officer as of December 31, 2020.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unvested Stock Awards (#)	Equity Incentive Plan Awards: Market Value of Unvested Stock Awards ($)(1)
Douglas A. Cifu	—	—	—	—	—	—
					16,058(2)	$404,180
					36,030(3)	$906,875
					80,523(4)	$2,026,764
					75,000(5)	$1,887,750
Joseph Molluso	—	—	—	—	200,000(6)	$5,034,000
					100,000(7)	$2,517,000
Brett Fairclough	75,000	—	$19.00	4/15/2025
					3,033(8)	$76,341
					5,704(9)	$143,570
					35,430(10)	$891,773
					100,000(11)	$2,517,000
Sean Galvin	—	—	—	—	13,236(12)	$333,150
Stephen Cavoli	—	—	—	—	4,804(13)	$120,917
					29,909(14)	$752,801
					100,000(15)	$2,517,000

(1)
Market value is based on the closing price of a share of our Class A common stock on 12/31/2020 (the last trading day of Fiscal 2020) equal to $25.17.

(2)
These restricted stock units will vest on January 23, 2021.

(3)
These restricted stock units will vest ratably on each of January 23, 2021 and January 23, 2022.

(4)
These restricted stock units will vest ratably on each of January 24, 2021, January 24, 2022 and January 24, 2023.

(5)
This amount represents the number of earned but unvested restricted shares under Mr. Cifu’s Annual Equity Award that will vest on December 31, 2021.

(6)
These restricted stock units will vest ratably on each of January 24, 2021, January 24, 2022 and January 24, 2023.

(7)
These restricted shares are subject to performance conditions as further described above under “Molluso Equity Awards”.

(8)
These restricted stock units will vest on January 23, 2021.

(9)
These restricted stock units will vest ratably on each of January 23, 2021 and January 23, 2022.

(10)
These restricted stock units will vest ratably on each of January 24, 2021, January 24, 2022 and January 24, 2023.

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Executive Compensation
(11)
These restricted shares are subject to performance conditions as further described above under “Fairclough Equity Award”.

(12)
These restricted stock units will vest ratably on each of August 12, 2021, August 12, 2022 and August 12, 2023.

(13)
These restricted stock units will vest ratably on each of January 23, 2021 and January 23, 2022.

(14)
These restricted stock units will vest ratably on each of January 24, 2021, January 24, 2022 and January 24, 2022.

(15)
These restricted shares are subject to performance conditions as further described above under “Cavoli Equity Award”.

Option Exercises and Stock Vested
DURING 2020 FISCAL YEAR
The following table sets forth as to each of the named executive officers information on exercises of options to purchase our common stock, the vesting of restricted shares of our common stock, and the vesting of restricted stock units during 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(6)	Value Realized on Vesting ($)
Douglas A. Cifu(1)	100,000	411,000	162,755	3,229,338
Joseph Molluso(2)	—	—	50,000	1,258,500
Brett Fairclough(3)	—	—	79,506	1,710,475
Sean Galvin	—	—	—	—
Stephen Cavoli(4)	—	—	72,341	1,601,050
Alexander M. Ioffe(5)	—	—	114,927	2,622,634

(1)
For Mr. Cifu, this includes the vesting of 34,073 RSUs on January 23, 2020, at a closing price of $15.19, 53,682 class A shares on January 24, 2020 at a closing price of $15.35 and 75,000 shares of restricted stock vested on December 31, 2020, at a closing price of $25.17.

(2)
For Mr. Molluso, this includes the vesting of 50,000 shares of restricted stock vested on December 31, 2020, at a closing price of $25.17.

(3)
For Mr. Fairclough, this includes the vesting of 5,886 RSUs on January 23, 2020, at a closing price of $15.19, 23,620 class A shares on January 24, 2020 at a closing price of $15.35 and 50,000 shares of restricted stock vested on December 31, 2020, at a closing price of $25.17.

(4)
For Mr. Cavoli, this includes the vesting of 2,402 RSUs on January 23, 2020, at a closing price of $15.19, 19,939 class A shares on January 24, 2020 at a closing price of $15.35 and 50,000 shares of restricted stock vested on December 31, 2020, at a closing price of $25.17.

(5)
For Mr. Ioffe, this includes the vesting of 114,927 RSUs on August 7, 2020, at a closing price of $22.82 in connection with his separation from the Company and in accordance with the terms of his employment agreement.

(6)
The number of shares delivered upon vesting of the executive’s stock awards were reduced by a number of shares with a market value equal to the applicable tax withholding amounts on their awards. As a result, the actual shares acquired by Messrs. Molluso, Fairclough Cavoli and Ioffe upon the vesting and settlement of their stock awards was 23,390, 40,908. 40,266 and 59,387, respectively.

Potential Payments Upon Termination of Employment or Change in Control
Severance Benefits
Under Mr. Cifu’s employment agreement, if Mr. Cifu’s employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, Mr. Cifu will receive, subject to the execution of a release of claims: (A) severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Cifu Severance Amount”); (B) continued health, dental, vision and life insurance benefits under the terms of our benefit plans for (x) twelve months or (y) the period from termination of employment through the remainder of the term, whichever is longer (the “Benefits Continuation Period”); and following the Benefits Continuation Period, continued participation in the Company’s health, dental, vision and life insurance until the earlier of (i) Mr. Cifu’s independents reaching the
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age of 26, (ii) Mr. Cifu or his spouse becoming eligible for Medicare, or (iii) Mr. Cifu becoming eligible for comparable coverage under another employer’s benefit plans, subject to Mr. Cifu’s payment of the full cost of such benefits; (C) continued eligibility to earn shares of Class A common stock under his then-current annual equity grant, and to the extent earned, a pro rata portion of such shares shall be deemed vested on the last day of the calendar year to which such award relates (the “Cifu Equity Acceleration”); (D) accelerated vesting of any earned but unvested shares of Class A common stock under the annual equity grant granted in the year prior to the year of termination; and (E) 150,000 shares of fully vested Class A common stock.
Under Mr. Molluso’s employment agreement, if Mr. Molluso’s employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Molluso will receive severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Molluso Severance Amount”); (B) Mr. Molluso will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for twelve months; and (C) the next scheduled vesting installments under each of Mr. Molluso’s special equity award and sign-on equity award prorated for the elapsed portion of the calendar year, together with the full next installment of such awards (if any) shall be deemed accelerated and vested.
Under Mr. Fairclough’s employment agreement, if Mr. Fairclough’s employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Fairclough will receive severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Fairclough Severance Amount”); (B) Mr. Fairclough will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for twelve months; and (C) the next scheduled vesting installment under Mr. Fairclough’s special equity award prorated for the elapsed portion of the calendar year, together with the full next installment of such award (if any) shall be deemed accelerated and vested.
Under Mr. Cavoli’s current employment agreement, if Mr. Cavoli’s employment is terminated by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement), by the executive for good reason (as defined in the employment agreement), or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term, then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Cavoli will receive severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Cavoli Severance Amount”); (B) Mr. Cavoli will receive continued health, dental, vision and life insurance benefits under the terms of our benefit plans for twelve months; and (C) the next scheduled vesting installment under Mr. Cavoli’s special equity award prorated for the elapsed portion of the calendar year, together with the full next installment of such award (if any) shall be deemed accelerated and vested.
Under Mr. Ioffe’s employment agreement, upon the termination of Mr. Ioffe’s employment by us without cause (as defined in the employment agreement), due to death or disability (as defined in the employment agreement) or by the executive for good reason (as defined in the employment agreement), then in addition to receiving his accrued amounts, subject to the execution of a release of claims: (A) Mr. Ioffe received severance pay in an aggregate amount equal to twelve months’ of base salary and any unpaid guaranteed bonuses (the “Ioffe Severance Amount”); (B) Mr. Ioffe received continued health, dental, vision and life insurance benefits under the terms of our benefit plans for twelve months; and (C) the next scheduled vesting installment under Mr. Ioffe’s sign-on equity award, prorated for the elapsed portion of the calendar year, together with the full next installment of such award (if any) was deemed accelerated and vested. Mr. Ioffe’s employment terminated on August 7, 2020.
Mr. Galvin is not entitled to any payments or benefits in connection with the termination of his employment.
Severance Benefits Upon a Change in Control Termination
If Mr. Cifu is terminated at any time within sixty days before, or 24 months following, a change in control, then Mr. Cifu is entitled to the payments and benefits described above, however (1) in lieu of the Cifu Severance Amount,
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Mr. Cifu will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Cifu for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and (3) in lieu of the Cifu Equity Acceleration, Mr. Cifu will be entitled to a pro rata portion of all of the shares underlying his then-current annual equity grant, which shall be deemed vested on the last day of the calendar year to which such award relates.
If Mr. Molluso is terminated at any time in anticipation of, or within 12 months following, a change in control, then Mr. Molluso is entitled to the payments and benefits described above, however, in lieu of the Molluso Severance Amount, Mr. Molluso will be entitled to an amount equal to two times the sum of (x) his base salary then in effect plus (y) the prior year’s actual discretionary bonus paid to him.
If Mr. Fairclough is terminated at any time in anticipation of, or within 12 months following, a change in control, then Mr. Fairclough is entitled to the payments and benefits described above, however, in lieu of the Fairclough Severance Amount, Mr. Fairclough will be entitled to an amount equal to two times the sum of (x) his base salary then in effect plus (y) the prior year’s actual discretionary bonus paid to him.
If Mr. Cavoli is terminated at any time in anticipation of, or within 12 months following, a change in control, then Mr. Cavoli is entitled to the payments and benefits described above, however in lieu of the Cavoli Severance Amount, Mr. Cavoli will be entitled to an amount equal to two times the sum of (x) his base salary then in effect plus (y) the prior year’s actual discretionary bonus paid to him.
If Mr. Ioffe had been terminated in anticipation of, or within 12 months following, a change in control, then Mr. Ioffe would have been entitled to the payments and benefits described above, however in addition to the Ioffe Severance Amount, Mr. Ioffe would have been entitled to the sum of (x) his target bonus amount for such year prorated based on the elapsed portion of the year plus (y) an amount equal to the highest of (i) the target bonus for the year of termination, or if no such target has been set, the most recent target amount, (ii) the prior year’s actual discretionary bonus paid and (iii) the average of the two preceding years’ actual discretionary bonus paid.
Mr. Galvin is not entitled to any payments or benefits in connection with the termination of his employment in anticipation of, or within 12 months following, a change in control.
For purposes of the employment agreements with Messrs. Cifu, Molluso, Fairclough and Cavoli and Ioffe, “change in control” generally means (i) the acquisition by any person of beneficial ownership of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of common stock of the Company or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, but excluding acquisitions by the Company, Vincent Viola and his permitted transferees and their respective affiliates or any employee benefit plan sponsored by the Company or any of its affiliates, (ii) a change in the composition of the board of directors such that members of the board of directors during any consecutive 12-month period cease to constitute a majority of the board of directors, (iii) the approval by the stockholders of the Company of a plan of complete dissolution or liquidation of the Company, or (iv) the consummation of a reorganization, recapitalization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or sale, transfer or other disposition of all or substantially all of the business or assets of the Company to an entity that is not an affiliate of the Company.
If any payments to Messrs. Cifu, Molluso, Fairclough, Galvin and Cavoli are determined to be so-called “golden parachute” payments subject to the excise tax under Section 4999 of the Code, then such payments will be reduced to the extent such reduction would result in the executive retaining a greater net after-tax amount than he would have retained had he received the full amount of the payments and paid the applicable excise tax.
Estimated Payments Upon Termination of Employment or Change in Control
Assuming each named executive officer’s (other than Mr. Ioffe) termination of employment occurred on December 31, 2020 or a change in control occurred on December 31, 2020, the dollar value of the payments and other benefits to be provided to each of the named executive officers are estimated in the table below.
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Mr. Ioffe’s employment terminated on August 7, 2020 and the amounts shown in the table below reflect the actual payments he received in connection with such termination.
Name	Death, Disability, Termination Without Cause or for Good Reason ($)	Death, Disability, Termination Without Cause or for Good Reason 60 Days Prior to or 24 Months Following a Change in Control ($)	Non-Renewal by the Company ($)	Non-Renewal by the Company 60 Days Prior to or 24 Months Following a Change in Control ($)	Resignation without Good Reason
Douglas A. Cifu
Severance	2,155,068(1)	11,781,096(2)	2,155,068(1)	11,781,096(2)	—
Restricted Stock	7,551,000(3)	7,551,000(3)	7,551,000(3)	7,551,000(3)	—
Stock Options	—	—	—	—	—
Joseph Molluso
Severance	1,339,041(4)	5,799,658(5)	1,339,041(4)	5,799,658(5)
Restricted Stock & RSUs	5,686,524(6)	5,686,524(6)	5,686,524(6)	5,686,524(6)
Stock Options	—	—	—	—
Brett Fairclough
Severance	1,814,795(7)	5,336,712(8)	1,814,795(7)	5,336,712(8)
Restricted Stock	2,517,000(9)	2,517,000(9)	2,517,000(9)	2,517,000(9)
Stock Options	—	—	—	—
Sean Galvin
Severance	—	—	—	—
Restricted Stock	—	—	—	—
Stock Options	—	—	—	—
Stephen Cavoli
Severance	1,239,795(10)	4,661,712(11)	1,239,795(10)	4,661,712(11)
Restricted Stock & RSUs	2,517,000(12)	2,517,000(12)	2,517,000(12)	2,517,000(12)
Stock Options	—	—	—	—
Alexander M. Ioffe
Severance	575,000(13)	—	—	—	—
RSUs	3,119,184(14)	—	—	—	—
Stock Options	—	—	—	—	—

(1)
Represents a cash severance payment of an amount equal to (i) base salary continuation and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., November 15, 2022).

(2)
Represents a cash severance payment of an amount equal to (i) 2.5 times the sum of (a) executive’s base salary and (b) the most recently awarded annual bonus (which was $3,600,000) and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., November 15, 2022).

(3)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his then-current annual equity grant based on shares earned, which was 150,000, and (ii) a grant of 150,000 shares of Class A common stock.

(4)
Represents a cash severance payment of an amount equal to base salary continuation and continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., April 30, 2023).

(5)
Represents a cash severance payment of an amount equal to (i) 2 times the sum of (a) executive’s base salary and (b) the most recently awarded annual bonus (which was $1,750,000) and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., April 30, 2023).

(6)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his then-current sign-on and special equity awards, which is 109,259 and (ii) the next installments of each of such awards, which total 116,666 shares of Class A common stock.

2021 Proxy Statement	37

Executive Compensation
(7)
Represents a cash severance payment of an amount equal to base salary continuation and continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., February 26, 2024).

(8)
Represents a cash severance payment of an amount equal to (i) 2 times the sum of (a) executive’s base salary and (b) the most recently awarded annual bonus (which was $1,540,000) and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., February 26, 2024).

(9)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his special equity award, which is 50,000 and (ii) the next installment of such award, which totals 50,000 shares of Class A common stock.

(10)
Represents a cash severance payment of an amount equal to base salary continuation and continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., February 26, 2023).

(11)
Represents a cash severance payment of an amount equal to (i) 2 times the sum of (a) executive’s base salary and (b) the most recently awarded annual bonus (which was $1,300,000) and (ii) continued health, dental, vision and life insurance benefits through the remainder of the employment term (i.e., February 26, 2023).

(12)
Represents the value of (i) accelerated vesting of a pro rata portion of all of the shares underlying his special equity award, which is 50,000 and (ii) the next installment of such award, which totals 50,000 shares of Class A common stock.

(13)
Represents a cash severance payment of an amount equal to base salary continuation, payment of any unpaid guaranteed bonuses for the year, which was none, and continued health, dental, vision and life insurance benefits for twelve months.

(14)
Represents the value of (i) accelerated vesting of a pro rata portion of the current installment of his sign-on equity grant and (ii) accelerated vesting of the subsequent installment of his sign-on equity grant.

38	2021 Proxy Statement

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of our Chief Executive Officer, Mr. Douglas A. Cifu, and the annual total compensation of our median employee. For the year ended December 31, 2020:
•
The median of the annual total compensation of all employees of our Company (other than our Chief Executive Officer) was $ $224,686;

•
The annual total compensation of our Chief Executive Officer was $12,263,795 (as disclosed in the Summary Compensation Table herein); and

•
Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the median employee was 55 to 1.

To determine the median of the annual total compensation of all employees of the Company (other than our Chief Executive Officer), we identified our total employee population as of December 31, 2020, which consisted of approximately 970 individuals, 8 of which were temporary employees.
We determined the median based on each employee’s annual base pay as of December 31, 2020, plus the variable incentive compensation award they received in 2021 for the 2020 performance year. Variable incentive compensation consisted of cash bonuses and/or the fair value of stock awards granted under the Virtu Financial, Inc. Amended and Restated Management Incentive Plan and the Investment Technology Group, Inc. 2007 Omnibus Equity Compensation Plan (which was assumed in connection with the ITG Acquisition) at the grant date. The annual total compensation of the median employee presented above is a reasonable estimate calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Hedging Policy
The Company’s Securities Trading Policy discourages speculative hedging transactions, but permits directors, officers and employees of the Company to enter into long-term (six-month or longer) hedging transactions relating to shares of common stock or stock options of the Company, subject to pre-clearance pursuant to the Securities Trading Policy.
2021 Proxy Statement	39

Compensation of Directors
The compensation payable to our non-employee directors consists of the following:
•
an award of restricted stock units valued at $135,000 at the time of grant upon re-election at each subsequent annual meeting of stockholders. The restricted stock units vest on the one-year anniversary of the date of grant;

•
an annual cash retainer of $75,000, with no additional fees paid for board and committee meetings attended;s

•
an annual cash retainer of $150,000 for the non-executive chairman of the board of directors, $25,000 for the chair of the Audit Committee, $20,000 for the chair of the Compensation Committee, $20,000 for the chair of the Nominating and Corporate Governance Committee and $20,000 for the chair of the Risk Committee; and

•
an annual cash retainer of $10,000 for members of the Audit Committee, $7,500 for members of the Compensation Committee, $7,500 for members of the Nominating and Corporate Governance Committee, and $7,500 for members of the Risk Committee.

After four years of service, non-employee directors must maintain a minimum stock ownership equal to $225,000.
The following table sets forth compensation earned by our directors during the year ended December 31, 2020.
Name	Fees Earned or Paid in Cash ($)(1)	Equity Award(s)(2)(3)	All Other Compensation ($)	Total ($)
Douglas A. Cifu	—	—	—	—
William F. Cruger, Jr	100,000	135,000	—	235,000
Virginia Gambale(4)	70,521	58,000	—	128,521
Joseph J. Grano, Jr.	85,000	135,000	—	220,000
Robert Greifeld	240,000	135,000	—	375,000
Glenn Hutchins	95,000	135,000	—	230,000
John D. Nixon	102,500	135,000	—	237,500
Christopher C. Quick	92,500	135,000	—	227,500
John F. (Jack) Sandner	92,500	135,000	—	227,500
David Urban	82,500	135,000	—	217,500
Michael T. Viola	90,000	135,000	—	225,000
Vincent Viola	—	—	—	—

(1)
The amounts reported in this column represent the fees allocable to Fiscal 2020.

(2)
The amounts reported in this column represents the grant date fair value calculated in accordance with FASB ASC Topic 718 with respect to the grant of restricted stock units. Assumptions used in calculating these amounts are described in Note 19 of the Company’s audited financial statements for the fiscal year ended December 31, 2020 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

(3)
As of December 31, 2020, Messrs. Cruger, Grano, Greifeld, Hutchins, Nixon, Quick, Sandner, Urban, and Michael Viola each held 5,811 unvested restricted stock units of the Company. In addition, as of December 31, 2020, Vincent Viola held 693,750 stock options of the Company, all of which were vested and exercisable. For outstanding equity awards held by Mr. Cifu, please see “Outstanding Equity Awards at 2020 Fiscal Year-End” above.

(4)
Ms. Gambale was appointed to our Board of Directors on January 29, 2020 and received a prorated partial year grant of 3,706 restricted stock units for the board year 2019-2020 on January 29, 2020 which vested July 1, 2020.

40	2021 Proxy Statement

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder ratification of the appointment of PricewaterhouseCoopers LLP is not required by law. The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority in voting power of shares of stock present or represented by proxy and entitled to vote thereon at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment. Even if the stockholders ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Virtu and its stockholders.
Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The board of directors recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as our independent auditor for the fiscal year ending December 31, 2021.
2021 Proxy Statement	41

Information Regarding Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2018.
The Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of the Company and our stockholders.
A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
Pre-Approval Policy

The policy of our Audit Committee is to review in advance, and pre-approve all audit or non-audit services to be provided by the Company’s independent or other registered public accounting firm and to approve all related fees and other terms of engagement.
All of the audit-related, tax and all other services provided by PricewaterhouseCoopers LLP to us since their appointment in 2018, and by Deloitte & Touche LLP to us subsequent to our initial public offering in 2016 and until their dismissal in 2018, were approved by our Audit Committee, and none of such services were approved pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X. All non-audit services provided subsequent to our initial public offering in 2016 were reviewed with the Audit Committee, which in each case concluded that the provision of such services by the relevant independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Audit Fees

The following table presents aggregate fees billed to us for services rendered by our current independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal years ended December 31, 2020 and December 31, 2019.
	2020	2019
Audit fees	$6,482,647	$6,798,303
Audit-related fees	$693,833	$410,970
Tax fees	$1,644,556	$1,468,232
All other fees	—	—
Total	$8,821,037	$8,677,505
Audit Fees

This category includes the aggregate fees during 2020 and 2019 for audit services provided by our independent registered public accounting firm for the fiscal years ending December 31, 2020 and December 31, 2019, including for the audits of our annual consolidated financial statements, and reviews of each of the quarterly financial statements included in our Quarterly Reports on Form 10-Q, as well as audits of the consolidated financial statements of various of our regulated and foreign operating subsidiaries. In 2020 and 2019, these amounts include fees associated with the audit of various regulated and foreign operating subsidiaries acquired in the ITG Acquisition.
Audit-Related Fees

This category includes the aggregate fees during 2020 and 2019 for services related to the performance of the audits and reviews described in the preceding paragraph that are not included in the Audit Fees category. In 2020
42	2021 Proxy Statement

Information Regarding Independent Registered Public Accounting Firm
and 2019, these amounts include fees associated with assurance services provided in respect of certain businesses acquired in the ITG Acquisition. This category can also include fees associated with (i) accounting consultation and due diligence related to certain transactions, (ii) services rendered in connection with our registration statements and (iii) the preparation and review of documents related to our securities offerings.
Tax Fees

This category includes the aggregate fees during 2020 and 2019 for professional tax services provided by the independent registered public accounting firm or its affiliates, including for tax compliance and tax advice. In 2020 and 2019, these amounts include fees associated with tax services provided in respect of various regulated and foreign operating subsidiaries acquired in the ITG Acquisition.
All Other Fees

There were no other fees during 2020 and 2019.
2021 Proxy Statement	43

Audit Committee Report
The following is the report of the Audit Committee of Virtu Financial, Inc. (the “Company”) with respect to our audited financial statements for the year ended December 31, 2020. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing.
The Audit Committee hereby reports as follows:
1.Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.
2.The Audit Committee has discussed with the Company’s independent registered public accounting firm the overall scope of, and plans for, their audit. The Audit Committee has met with the independent registered public accounting firm to discuss the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.
3.The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee has concluded that PricewaterhouseCoopers LLP’s provision of audit and non-audit services to the Company and its affiliates is compatible with PricewaterhouseCoopers LLP’s independence.
4.The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at: ir.virtu.com/corporate-governance/default.aspx.
5.Based on the review and discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Company’s board of directors, and the board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.
AUDIT COMMITTEE
William F. Cruger, Jr.
Christopher C. Quick
Joseph J. Grano, Jr.
Virginia Gambale
44	2021 Proxy Statement

Stock Ownership of Certain Beneficial Owners and Management
The tables below set forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock by:
•
each of our directors and executive officers;

•
each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our Class A common stock and Class B common stock; and

•
all of our directors and executive officers as a group.

We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.
Prior to our initial public offering, our business was conducted through Virtu Financial and its subsidiaries. In a series of transactions that occurred in connection with our initial public offering, (i) we became the sole managing member of Virtu Financial and acquired non-voting common interest units of Virtu Financial Units, (ii) certain direct or indirect equity holders of Virtu Financial acquired shares of our Class A common stock and (iii) certain direct or indirect equity holders of Virtu Financial had their interests reclassified into Virtu Financial Units and acquired shares of our Class C common stock or, in the case of the Founder Member only, shares of our Class D common stock (collectively, the “Virtu Members”). Subject to certain restrictions, each Virtu Member, other than the Founder Member, has the right at any time to exchange any vested Virtu Financial Units (together with a corresponding number of shares of Class C common stock) for shares of Class A common stock on a one-for-one basis. Subject to certain restrictions, the Founder Member has the right at any time to exchange any Virtu Financial Units (together with a corresponding number of shares of Class D common stock) for shares of Class B common stock on a one-for-one basis. Shares of Class B common stock may be converted into shares of Class A common stock on a one-for-one basis.
The numbers of shares of Class A common stock beneficially owned and percentages of beneficial ownership set forth in the table below assume that (i) all Virtu Financial Units (together with the corresponding shares of Class C common stock) that have vested or will vest within 60 days have been exchanged for shares of Class A common stock, (ii) all Virtu Financial Units (together with the corresponding shares of Class D common stock) have been exchanged for shares of Class B common stock and (iii) all shares of Class B common stock have been converted into shares of Class A common stock. Subject to the assumptions in the preceding sentence, the amounts and percentages of Class A common stock and Class B common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.
Except as set forth in the footnotes below, the percentages included in the following table are based on 120,661,513 shares of Class A common stock outstanding, 10,135,182 Virtu Financial Units and related shares of Class C common stock and 60,091,740 Virtu Financial Units and related shares of Class D common stock outstanding as of April 13, 2021.
2021 Proxy Statement	45

Stock Ownership of Certain Beneficial Owners and Management
Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006.
	Class A Common Stock (on a fully exchanged and converted basis)		Class B Common Stock (on a fully exchanged and converted basis)(1)		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Percentage
	As of April 13, 2021 (unless otherwise stated in the footnotes below)
Name of Beneficial Owner
5% Equity holders
TJMT Holdings LLC(3)	63,308,420	32.8%	60,091,740	100%	81.9%
Virtu Employee Holdco LLC(4)	5,006,801	2.6%	—	—	*
Funds affiliated with Havelock Fund Investments Pte Ltd.(5)	11,380,503	5.9%	—	—	2.3%
FMR LLC(6)	11,050,415	5.7%	—	—	*
The Vanguard Group(7)	12,499,628	6.5%	—	—	*
Ordinal Ventures, LLC (f/k/a North Island Ventures, LLC)(8)	21,395,041	11.1%	—	—	5.5%
Directors and Executive Officers
Vincent Viola(3)(4)	69,008,971	35.8%	60,091,740	100%	83.4%
Douglas A. Cifu(9)	4,415,384	2.3%	—	—	*
Stephen Cavoli	119,979	*	—	—	*
Sean Galvin	—	*	—	—	*
Brett Fairclough(10)	163,910	*	—	—	*
Joseph Molluso	187,836	*	—	—	*
Alexander M. Ioffe	10,737	*	—	—	*
William F. Cruger, Jr.(10)	38,275	*	—	—	*
Virginia Gambale	—	—	—	—	—
Joseph J. Grano, Jr.	6,325	*	—	—	*
Robert Greifeld(9)	21,413,211	11.1%	—	—	2.9%
Glenn Hutchins(9)	21,413,211	11.1%	—	—	2.9%
John D. Nixon	31,217	*	—	—	*
Christopher C. Quick	25,307	*	—	—	*
David J. Urban	9,150	*	—	—	*
Michael T. Viola(3)	68,403,883	35.4%	60,091,740	100%	83.3%
All directors and executive officers as a group (16 persons)	95,463,575	49.5%	60,091,740	100%	87.0%

*
Less than 1%

(1)
Represents (i) 60,091,740 shares of Class A common stock issuable to the Founder Member at any time upon (a) the exchange of the 60,091,740 Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder Member for shares of Class B common stock and (b) the conversion of such shares of Class B common stock into shares of Class A common stock.

(2)
Percentage of combined voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock, Class C common stock and Class D common stock, voting together as a single class. Each holder of Class B common stock and Class D common stock is entitled to 10 votes per share and each holder of Class A common stock and Class C common stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C common stock and Class D common stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A common stock and Class B common stock.

(3)
The Founder Member is owned by trusts for the benefit of family members of Mr. Viola and Teresa Viola, Mr. Viola’s wife. Teresa Viola and Michael T. Viola, Mr. Viola’s son and one of our directors, share dispositive control and voting control over the shares held by the Founder Member. As a result, Teresa Viola and Michael T. Viola beneficially own 60,091,740 Virtu Financial Units and an equal number of shares of Class D common stock held by the Founder Member, 216,680 Virtu Financial Units and an equal number of shares of Class C common stock held by the Founder Member, 3,000,000 shares of Class A Common Stock which the Founder Member may purchase at an exercise price per share of $22.98 pursuant to a warrant issued on March 20, 2020 and further described in Amendment No. 3 to Schedule 13D, filed

46	2021 Proxy Statement

Stock Ownership of Certain Beneficial Owners and Management
by the Founder Member with the SEC on March 20, 2020, 5,006,801 Virtu Financial Units and an equal number of shares of Class C common stock through Virtu Employee Holdco. In addition, Michael T. Viola directly owns 88,612 shares of Class A common stock. Mr. Vincent Viola may be deemed to beneficially own the shares held by the Founder Member by virtue of his relationship with Teresa Viola.
(4)
Mr. Viola is the manager of Virtu Employee Holdco, a vehicle that holds Virtu Financial Units on behalf of certain directors and key employees, and exercises dispositive control and voting control over the 5,006,801 Class A common shares issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco (including both vested and unvested Virtu Financial Units and corresponding shares of Class C common stock), which represents 2.6% of the Class A common shares issued and outstanding as of April 13, 2021. Mr. Viola disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. In addition, Mr. Viola directly owns 693,750 shares of Class A common stock issuable upon the exercise of stock options that have vested or will vest within the next 60 days, and may be deemed to beneficially own 60,091,740 Virtu Financial Units and an equal number of shares of Class D common stock, 216,680 Virtu Financial Units and an equal number of shares of Class C common stock and 3,000,000 shares of Class A Common Stock which the Founder Member may purchase at an exercise price per share of $22.98 pursuant to a warrant issued on March 20, 2020 and further described in Amendment No. 3 to Schedule 13D, filed by the Founder Member with the SEC on March 20, 2020, each beneficially owned by Teresa Viola, Mr. Viola’s wife, that Mr. Viola may be deemed to beneficially own by virtue of their relationship.

(5)
Based upon statements in the Schedule 13G filed by Temasek Holdings (Private) Limited (“Temasek”), Fullerton Fund Investments Pte Ltd (“Fullerton”), Havelock Fund Investments Pte Ltd (“Havelock”), Temasek Capital (Private) Limited (“Temasek Capital”), Seletar Investments Pte Ltd (“Seletar”) and Aranda Investments Pte. Ltd. (“Aranda”) on May 13, 2020. Fullerton, through its ownership of Havelock, may be deemed to share voting and dispositive power over the 8,867,682 shares of Class A common stock beneficially owned or deemed to be beneficially owned by Havelock. Seletar, through its ownership of Aranda, and Temasek Capital, through its ownership of Seletar, each may be deemed to share voting and dispositive power over the 2,512,821 shares of Class A common stock beneficially owned or deemed to be beneficially owned by Aranda. Temasek, through its ownership of Fullerton and Temasek Capital, may be deemed to share voting and dispositive power over the shares of Class A common stock beneficially owned or deemed to be beneficially owned by Fullerton, Havelock, Temasek Capital, Seletar and Aranda. Havelock is the direct beneficial owner of 8,867,682 shares of Class A common stock, and Aranda is the direct beneficial owner of 2,512,821 shares of Class A common stock. The address of Temasek is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.

(6)
Based upon statements in the Schedule 13G/A filed by FMR LLC (“FMR”) on February 5, 2021. FMR has (i) sole voting power over 1,309,050 shares of Class A common stock; and (ii) sole dispositive power over 11,050,415 shares of Class A common stock. The aggregate amount of Class A common stock beneficially owned by FMR represents 9.2% of the Class A common stock issued and outstanding as of April 13, 2021. The address of FMR is 245 Summer Street, Boston, MA 02210.

(7)
Based upon statements in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on January 8, 2021. Vanguard has (i) shared voting power over 53,282 shares of Class A common stock; (ii) sole dispositive power over 12,391,467 shares of Class A common stock; and (iii) shared dispositive power over 108,161 shares of Class A common stock. The aggregate amount of Class A common stock beneficially owned by Vanguard represents 10.37% of the Class A common stock issued and outstanding as of April 13, 2021. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
Based upon statements in Amendment No. 1 to Schedule 13D filed by Ordinal Ventures, LLC (f/k/a North Island Ventures, LLC) (“Ventures”), Ordinal Holdings I, LP (f/k/a North Island Holdings I, LP) (“NIH”), Ordinal Holdings I GP, LP (f/k/a North Island Holdings I GP, LP) (the “NIH GP”), North Island, West Meadow Group LLC (“West Meadow”), Glenn H. Hutchins and Robert Greifeld (collectively, the “NIH Reporting Persons”) on May 28, 2020. NIH GP is the sole general partner of NIH, and in that capacity, directs the operations of NIH. Ventures is the sole general partner of the NIH GP, and in that capacity, directs the operations of the NIH GP. Messrs. Hutchins and Greifeld, directly and/or indirectly through North Island and West Meadow, respectively, each controls 50% of the membership interests in Ventures and are executives of Ventures. North Island and West Meadow are controlled by Messrs. Hutchins and Greifeld, respectively. The NIH Reporting persons have shared voting and dispositive power over 21,395,041 shares of Class A common stock. The principal business address of each of Ventures and Messrs. Hutchins and Greifeld is 667 Madison Avenue, New York, NY 10065, and the principal business address of each of NIH and NIH GP is c/o Ordinal Ventures, LLC (f/k/a North Island Ventures, LLC), 667 Madison Avenue, New York, NY 10065. The principal business address of North Island is c/o Glenn H. Hutchins, 667 Madison Avenue, New York, NY 10065. The principal business address of West Meadow is c/o Robert Greifeld, 667 Madison Avenue, New York, NY 10065. Under the Stockholders Agreement (as defined below), the Founder Member has agreed to take all necessary action, including voting all of its shares of capital stock of the Company or providing written consent to cause the election of the directors nominated by NIH pursuant to the NIH Investment Agreement (as defined below) and in accordance with the terms of the Stockholders Agreement.

(9)
The Class A common stock owned by Mr. Cifu is comprised of (i) 2,830,742 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by Mr. Cifu; (iii) 819,804 shares of Class A common stock issuable upon the exchange of Virtu Financial Units and corresponding shares of Class C common stock held by a trust for the benefit of the Cifu Family (the “2011 Cifu Family Trust”), (iii) 297,083 shares of Class A common stock held by Mr. Cifu directly and (iv) 392,755 shares of Class A common stock held by a trust for the benefit of the Cifu Family (the “2020 Cifu Family Trust”). Melissa B. Lautenberg, Mr. Cifu’s wife, and Dr. Mitchel A. Lautenberg, Ms. Lautenberg’s brother, share dispositive control and voting control over the shares held by the 2011 Cifu Family Trust and Ms. Lautenberg holds sole dispositive control and voting control over the shares held by the 2020 Cifu Family Trust. Mr. Cifu may be deemed to beneficially own the shares held by the 2020 Cifu Family Trust by virtue of his relationship with Ms. Lautenberg.

(10)
Includes Virtu Financial Units and corresponding shares of Class C common stock held by Virtu Employee Holdco on behalf of such person that have vested or will vest within the next 60 days.

2021 Proxy Statement	47

Certain Relationships and Related Party Transactions
Related Party Transactions Policies and Procedures

Upon the consummation of our initial public offering, we adopted a written Related Person Transaction Policy (the “Policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the Policy, our Audit Committee has overall responsibility for implementation of and compliance with the Policy.
For purposes of the Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our board of directors or Compensation Committee.
The Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that the Audit Committee may determine whether to ratify, rescind or terminate the related person transaction.
The Policy also provides that the Audit Committee reviews certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.
Amended and Restated Virtu Financial Limited Liability Company Agreement

In connection with reorganization transactions preceding our initial public offering (which we refer to as the “reorganization transactions”), we, Virtu Financial and each of the Virtu Members (including the Founder Member, Mr. Cifu, certain affiliates of Silver Lake Partners, an affiliate of Temasek and Virtu Employee Holdco) entered into the Amended and Restated Virtu Financial LLC Agreement (as it may be amended from time to time).
In accordance with the terms of the Amended and Restated Virtu Financial LLC Agreement, we operate our business through Virtu Financial and its subsidiaries. Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, so long as affiliates of Mr. Viola continue to own any Virtu Financial Units, shares of our Class A common stock or securities exchangeable or convertible into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Virtu Financial and its subsidiaries or own any assets other than securities of Virtu Financial and its subsidiaries and/or any cash or other property or assets distributed by or otherwise received from Virtu Financial and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Virtu Financial. As the sole managing member of Virtu Financial, we have control over all of the affairs and decision-making of Virtu Financial. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Virtu Financial and the day-to-day management of Virtu Financial’s business. We will fund any dividends to our stockholders by causing Virtu Financial to make distributions to its equity holders, including the Founder Member, Virtu Employee Holdco, the Employee Trust and us, subject to the limitations imposed by our credit agreement.
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The holders of Virtu Financial Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Virtu Financial. Net profits and net losses of Virtu Financial are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Virtu Financial Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Virtu Financial LLC Agreement provides for cash distributions to the holders of Virtu Financial Units for purposes of funding their tax obligations in respect of the taxable income of Virtu Financial that is allocated to them. Generally, these tax distributions are treated as advances and may be computed based on Virtu Financial’s estimate of the net taxable income of Virtu Financial allocable to each holder of Virtu Financial Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the non-deductibility of certain expenses and the character of our income), or another rate as determined by the Company in its discretion for one or more holders.
The Amended and Restated Virtu Financial LLC Agreement provides that, except as otherwise determined by us, if at any time we issue a share of our Class A common stock or Class B common stock, other than pursuant to an issuance and distribution to holders of shares of our common stock of rights to purchase our equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Virtu Financial (unless such shares were issued by us solely to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase from a member of Virtu Financial of Virtu Financial Units (in which case such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Virtu Financial shall issue to us one Virtu Financial Unit. Similarly, except as otherwise determined by us, Virtu Financial will not issue any additional Virtu Financial Units to us unless we issue or sell an equal number of shares of our Class A common stock or Class B common stock. Conversely, if at any time any shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired, Virtu Financial will redeem, repurchase or otherwise acquire an equal number of Virtu Financial Units held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Class B common stock are redeemed, repurchased or otherwise acquired. In addition, Virtu Financial will not affect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Virtu Financial Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock, and we will not affect any subdivision or combination of any class of our common stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Virtu Financial Units.
Pursuant to the terms of the Amended and Restated Virtu Financial LLC Agreement, certain members of management of Virtu Financial, including Messrs. Viola and Cifu, are subject to non-compete and non-solicitation obligations until the third anniversary of the date on which such person ceases to be an officer, director or employee of ours. The employee members of Virtu Employee Holdco, including Mr. Fairclough, are subject to similar restrictions under the limited liability company agreements of Virtu Employee Holdco.
Subject to certain exceptions, Virtu Financial will indemnify the Virtu Members against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Virtu Financial’s business or affairs or the Amended and Restated Virtu Financial LLC Agreement or any related document.
Virtu Financial may be dissolved only upon the first to occur of (i) the sale of substantially all of its assets or (ii) as determined by us. Upon dissolution, Virtu Financial will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Virtu Financial’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to the members in proportion to their vested Virtu Financial Units (after giving effect to any obligations of Virtu Financial to make tax distributions).
Historically, Virtu Financial has regularly declared and paid distributions on its equity interests to its members, including the Company. During the year ended December 31, 2020, Virtu Financial declared and paid $761.8 million in cash distributions to its members (including our Founder Member, Employee Holdco, and our executive officers).
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Exchange Agreement

At the closing of our initial public offering, we entered into an Exchange Agreement (the “Exchange Agreement”) with Virtu Financial and each of the Virtu Members, pursuant to which they (or certain transferees thereof) have the right to exchange their Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Upon exchange, each share of our Class C common stock or Class D common stock will be cancelled.
The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our board of directors or is otherwise consented to or approved by our board of directors, the Virtu Members will be permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Virtu Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Virtu Members may participate in each such offer without being required to exchange Virtu Financial Units and shares of our Class C common stock or Class D common stock.
The Exchange Agreement also provides that, in the event of a merger, consolidation or other business combination involving us (unless, following such transaction, all or substantially all of the holders of the voting power of us prior to such transaction continue to hold a majority of the voting power of the surviving entity (or its parent) in substantially the same proportions as immediately prior to such transaction) is approved by our board of directors and consummated in accordance with applicable law, we may require that each of the Virtu Members exchange with us all of such Virtu Member’s Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable, for aggregate consideration for each Virtu Financial Unit and share of our Class C common stock or Class D common stock, as applicable, that is equivalent to the consideration payable in respect of each share of our Class A common stock in such transaction. Such Virtu Members are not required to participate in such a transaction that is tax-free for our stockholders unless the transaction is also tax-free for such Virtu Members as holders of Virtu Financial Units and shares of our Class C common stock or Class D common stock, as applicable.
Tax Receivable Agreements

In connection with the reorganization transactions, we acquired equity interests in Virtu Financial from certain affiliates of Silver Lake Partners and Temasek, as a result of a series of transactions (the “Mergers”). In addition, we used a portion of the net proceeds from our initial public offering to purchase Virtu Financial Units and corresponding shares of Class C common stock from certain direct or indirect equity holders of Virtu Financial. These purchases resulted in favorable tax basis adjustments to the assets of Virtu Financial that will be allocated to us and our subsidiaries. Future acquisitions of interests in Virtu Financial are expected to produce favorable tax attributes. In addition, future exchanges by certain direct or indirect equity holders of Virtu Financial of Virtu Financial Units and corresponding shares of Class C common stock or Class D common stock, as the case may be, for shares of our Class A common stock or Class B common stock, respectively, are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.
We entered into three tax receivable agreements with certain direct or indirect equity holders of Virtu Financial (one with the Founder Member, Virtu Employee Holdco, the Employee Trust, certain management members and other post-initial public offering investors), another with affiliates of Silver Lake Partners and affiliates of Temasek, and the other with other affiliates of Silver Lake Partners, that provide for the payment by us to certain direct or indirect equity holders of Virtu Financial (or their transferees of Virtu Financial Units or other assignees) of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) any increase in tax basis in Virtu Financial’s assets resulting from (a) the acquisition of equity interests in Virtu Financial from an affiliate of Silver Lake Partners and an affiliate of Temasek, and another affiliate of
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Temasek (the “Temasek Member”) in the reorganization transactions (which represents the unamortized portion of the increase in tax basis in Virtu Financial’s assets resulting from a prior acquisition of interests in Virtu Financial by an affiliate of Silver Lake Partners and Temasek, and the Temasek Member, (b) the purchases of Virtu Financial Units (along with the corresponding shares of our Class C common stock or Class D common stock, as applicable) from certain direct or indirect equity holders of Virtu Financial using a portion of the net proceeds from our initial public offering or in any future offering, (c) exchanges by certain direct or indirect equity holders of Virtu Financial of Virtu Financial Units (together with the corresponding shares of our Class C common stock or Class D common stock, as applicable) for shares of our Class A common stock or Class B common stock, as applicable, or (d) payments under the tax receivable agreements, (ii) any net operating losses available to us as a result of the Mergers and (iii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreements.
The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by certain direct or indirect equity holders of Virtu Financial, the price of our Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreements constituting imputed interest.
The payments we are required to make under the tax receivable agreements could be substantial. We expect that, as a result of the amount of the increases in the tax basis of the tangible and intangible assets of Virtu Financial, assuming no material changes in the relevant tax law and that we earn sufficient taxable income to realize in full the potential tax benefit described above, future payments to certain direct or indirect equity holders of Virtu Financial are expected to range from approximately $0.9 million to $21.7 million per year over the next 15 years. Such payments will occur only after we have filed our U.S. federal and state income tax returns and realized the cash tax savings from the favorable tax attributes. Future payments under the tax receivable agreements in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The payments under the tax receivable agreements are not conditioned upon the certain direct or indirect equity holders of Virtu Financial’s continued ownership of us.
In addition, although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreements, certain direct or indirect equity holders of Virtu Financial (or their transferees or other assignees) will not reimburse us for any payments previously made if such tax basis increases or other tax benefits are subsequently disallowed, except that any excess payments made to certain direct or indirect equity holders of Virtu Financial will be netted against future payments otherwise to be made under the tax receivable agreements, if any, after our determination of such excess. As a result, in such circumstances we could make payments to certain direct or indirect equity holders of Virtu Financial under the tax receivable agreements that are greater than our actual cash tax savings and may not be able to recoup those payments, which could negatively impact our liquidity.
In addition, the tax receivable agreements provide that, upon certain mergers, asset sales or other forms of business combination or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the benefits arising from the increased tax deductions and tax basis and other benefits covered by the tax receivable agreements. As a result, upon a change of control, we could be required to make payments under a tax receivable agreement that are greater than or less than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity.
In addition, the tax receivable agreements provide that in the case of a change in control of the Company, certain direct or indirect equity holders of Virtu Financial have the option to terminate the applicable tax receivable agreement, and we will be required to make a payment to such electing party in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR plus 100 basis points, which may differ from our, or a potential acquirer’s, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreements could have a substantial negative impact on our, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreements may result in situations where certain direct or indirect equity holders of Virtu Financial have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required
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to make payments under the tax receivable agreements that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreements is dependent on the ability of our subsidiaries to make distributions to us. Our credit agreement restricts the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreements. To the extent that we are unable to make payments under the tax receivable agreements for any reason, such payments will be deferred and will accrue interest until paid.
We made our first payment of $7.0 million in February 2017, our second payment of $12.4 million in September 2018, our third payment of $13.3 million in March 2020, and our fourth payment of $16.5 million in April 2021. During the year ended December 31, 2019, an affiliate of Temasek received $2.6 million and an affiliate of a former stockholder received $7.0 million. During the year ended December 31, 2020, an affiliate of Temasek received $4.0 million, the Founder Member received $2.6 million and members and former members of Virtu Employee Holdco LLC received $1.5 million. Through April 19, 2021, during the year ended December 31, 2021, an affiliate of Temasek received $3.6 million, the Founder Member received $4.2 million and members and former members of Virtu Employee Holdco LLC received $2.3 million.
Indemnification Agreements

We entered into an indemnification agreement with each of our executive officers and directors that provides, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
Agreements Entered into in Connection with the Acquisition of KCG Holdings, Inc.

Investment Agreements
In connection with financing the Acquisition of KCG Holdings, Inc. on July 20, 2017, on April 20, 2017, the Company entered into investment agreements with each of NIH (as amended and restated on June 23, 2017, the “NIH Investment Agreement”) and Aranda Investments Pte. Ltd. (an affiliate of Temasek) (the “Temasek Investment Agreement”, and together with the NIH Investment Agreement, the “Investment Agreements”). Pursuant to the Investment Agreements, the Company issued Class A common stock to each of Aranda (the “Temasek Investment”) and NIH (the “NIH Investment”), each in private placement transactions exempt from the registration requirements of the Securities Act.
The NIH Investment Agreement provides NIH with certain board nomination rights determined based on the percentage of the Company’s Class A common stock beneficially owned by NIH as of the closing of the NIH Investment. On July 20, 2017, pursuant to the NIH Investment Agreement, the Company’s Executive Chairman and Founder, Vincent J. Viola, resigned as Executive Chairman and was appointed as Chairman Emeritus, Robert Greifeld was appointed as the new Chairman and Glenn Hutchins was appointed as a member of the Company’s board of directors. Additionally, for so long as NIH beneficially owns at least 50% of its shares of the Company’s Class A common stock held as of the closing of the NIH Investment, NIH is entitled to nominate two directors to serve on the Company’s board of directors. When NIH beneficially owns less than 50% but at least 25% of its shares of the Company’s Class A common stock held as of the closing of the NIH Investment, NIH is entitled to nominate one director. In addition, for so long as NIH is entitled to nominate one director, NIH is entitled to certain pre-emptive rights with respect to issuances of the Company’s equity securities, subject to customary exceptions, based on the percentage of the Company’s Class A common stock owned by NIH at the time of such issuance.
The NIH Investment Agreement also provides NIH with certain information rights determined based on the percentage of the Company’s Class A common stock beneficially owned by NIH as of the closing of the NIH Investment.
The Temasek Investment Agreement provides that, among other things, Aranda is entitled to certain board nomination rights, for so long as Aranda and its affiliates beneficially own at least 25% of its shares of Class A common stock held as of the closing of the Temasek Investment.
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The summary of the NIH Investment Agreement is qualified in its entirety by the complete text of the NIH Investment Agreement, filed by the Company with the SEC on August 9, 2017, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017. The summary of the Temasek Investment Agreement is qualified in its entirety by the complete text of the Temasek Investment Agreement, filed by the Company with the SEC on May 10, 2017, as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017.
Stockholders Agreement
In connection with entering into the Temasek Investment Agreement and NIH Investment Agreement, on April 20, 2017, the Company entered into a Stockholders Agreement (the “Stockholders Agreement”) with the Founder Member, Temasek, Havelock Fund Investments Pte Ltd. (an affiliate of Temasek) (“Havelock” and, together with Aranda, the “Temasek Entities”) and NIH. The Stockholders Agreement became effective on July 20, 2017.
Under the Stockholders Agreement, the Founder Member has agreed to take all necessary action, including voting all of its shares of capital stock of the Company or providing written consent to cause the election of the directors nominated by NIH pursuant to the NIH Investment Agreement and in accordance with the terms of the Stockholders Agreement. To the extent the Founder Member transfers any of its shares to an affiliated transferee, that transferee would also be bound by the terms of the Stockholders Agreement. The Founder Member’s obligations pursuant to NIH’s director nomination right will automatically terminate upon the termination of NIH’s right to appoint directors pursuant to the NIH Investment Agreement.
The Stockholders Agreement also grants the Temasek Entities and NIH with tag-along rights, subject to customary exceptions, in connection with a transfer of shares by the Founder Member that are subject to cutback provisions on a pro rata basis (in each case calculated based on a fully exchanged and converted to Class A common stock basis).
Amended and Restated Registration Rights Agreement
On April 15, 2015, prior to the consummation of the Company’s initial public offering, the Company entered into a Registration Rights Agreement with the Founder Member, Havelock and certain direct or indirect or equity holders of the Company that granted the parties certain demand and registration rights. In connection with Temasek Investment and the NIH Investment, on April 20, 2017, the Company and the parties thereto executed the Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”) to add NIH and Temasek as parties and provide them with similar registration rights as Havelock. The Amended and Restated Registration Rights Agreement became effective on July 20, 2017.
Subject to several exceptions, including certain specified underwriter cutbacks and the Company’s right to defer a demand registration under certain circumstances, the Founder Member, the Temasek Entities and NIH may require that the Company register for public resale under the Securities Act all common stock of the Company constituting registrable securities that they request be registered at any time so long as the securities requested to be registered in each registration statement have an aggregate estimated market value of least $50 million. Under the Amended and Restated Registration Rights Agreement, the Company is not obligated to effectuate more than seven demand registrations for the Founder Member, more than four demand registrations for NIH or more than three demand registrations for the Temasek Entities. The Founder Member, the Temasek Entities and NIH also have the right to require the Company to register the sale of the registrable securities held by them on Form S-3, subject to offering size and other restrictions. In addition, the Company is required to file a shelf registration statement for the registrable securities, and cause such shelf registration statement to become effective within one year after the earlier of the closing of the Temasek Investment and the NIH Investment.
If the Founder Member, the Temasek Entities or NIH make a request for registration, the non-requesting parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights in connection with the request. If such request is for an underwritten offering, the piggyback registration rights are subject to underwriter cutback provisions. In addition, the parties to the Amended and Restated Registration Rights Agreement are entitled to piggyback registration rights with respect to any registration initiated by the Company or another stockholder, and if any such registration is in the form of an underwritten offering, such piggyback registration rights are subject to underwriter cutback provisions.
Pursuant to the Amended and Restated Registration Rights Agreement, NIH will have no registration rights until after the first anniversary of the closing of the NIH Investment and during such period NIH shall be deemed to be
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an Excluded Party (as defined in the Amended and Restated Registration Rights Agreement) in connection with certain cutback provisions (unless the Founder Member exercises its registration rights under the Amended and Restated Registration Rights Agreement, in which case NIH will have the right to exercise its registration rights).
In connection with the registrations described above, the Company is required to indemnify any selling stockholders and the Company will bear all fees, costs and expenses (except underwriting commissions and discounts and fees and expenses of the selling stockholders and their internal and similar costs (other than the fees and expense of a single law firm representing the selling stockholders)).
In connection with the May 2018 public offering by the Company and certain selling stockholders of 17,250,000 shares of Class A common stock as described in a Prospectus dated May 8, 2018, as supplemented by a Prospectus Supplement dated May 10, 2018 (filed with the SEC on May 11, 2018), the Company, the Founder Member, NIH, Havelock and Aranda entered into that certain Amendment No. 1 to the Amended and Restated Registration Rights Agreement to, among other things, add Mr. Vincent Viola and Mr. Michael Viola as parties to the Amended and Restated Registration Rights Agreement.
Secondary Offerings

In May 2019, the Company completed a public offering (the “May 2019 Secondary Offering”) of 9,000,000 shares of Class A common stock at a purchase price per share paid by the underwriters of $22.00, the net proceeds of which were used to purchase an equivalent number of Virtu Financial Units and corresponding shares of Class D common stock from the Founder Member pursuant to that certain Member Purchase Agreement, entered into on May 14, 2019 by and between the Company and the Founder Member. The terms of the May 2019 Secondary Offering are described in a Prospectus Supplement dated May 14, 2019 (filed with the SEC on May 16, 2019).
Loan Agreement and Warrant

On March 20, 2020, Virtu Americas LLC (the “Borrower”), an indirect subsidiary of the Company, entered into a Loan Agreement (the “Loan Agreement”) with the Founder Member (as the “Lender”), as lender and administrative agent, providing for unsecured term loans from time to time (the “Loans”) in an aggregate original principal amount not to exceed $300 million. The Loans were available to be borrowed in one or more borrowings on or after March 20, 2020 and prior to September 20, 2020 solely to finance the purchase and settlement of securities and to fund margin deposits with the National Securities Clearing Corporation and Options Clearing Corporation. Upon the execution of and in consideration for the Lender’s commitments under the Loan Agreement, the Borrower delivered to the Lender a warrant (the “Warrant”) to purchase shares of Class A common stock. Pursuant to the Warrant, the Lender may purchase up to 3,000,000 shares of Class A common stock, which number of shares would have been increased to 10,000,000 if, at any time during the term of the Loan Agreement, Loans equal to or greater than $100 million had been drawn and remained outstanding for a certain period of time specified in the Warrant. However, no Loans were drawn under the Loan Agreement and therefore the number of shares available to be purchased by the Lender under the Warrant was not increased. The exercise price per share of the Class A common stock issuable pursuant to the Warrant is $22.98, the average of the volume weighted average prices of the Class A common stock for the ten (10) trading days following the date on which the Company publicly announced its earnings results for the first quarter of 2020. The Warrant became exercisable on May 22, 2020 and may be exercised up to and including January 15, 2022. The Warrant and Class A common stock issuable pursuant to the Warrant were offered, and will be issued and sold, in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering. The interest rate for the Loans, had they been drawn, was 8.0% per annum, and the Loans would have matured and become due on September 20, 2020. If an event of default had occurred and continued, the Lender could have increased the interest rate 2.0% above what would otherwise be applicable on overdue amounts, and declare all Loans immediately due and payable. The Borrower could have prepaid the Loans in whole or in part at any time without penalty. The Loan Agreement contained certain customary representations and warranties, covenants and events of default applicable to the Borrower.
Other Transactions

The Company purchases network connections services from affiliates of Level 3 Communications (“Level 3”). Temasek has a significant ownership interest in Level 3. For the year ended December 31, 2020, the Company paid $1.5 million to Level 3 for these services.
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Subsequent to the Company’s acquisition of Investment Technology Group, Inc., the Company makes commission-sharing arrangement (“CSA”) payments to affiliates of DBS Group Holdings (“DBS”). Temasek and its affiliates have a significant ownership interest in DBS. The Company made payments of $0.2 million to DBS for the year ended December 31, 2020.
The Company provides brokerage and related services to FMR LLC (“FMR”). As noted in footnote 6 to the beneficial ownership table on page 69 of this proxy statement, according to the Schedule 13G/A filed by FMR on February 5, 2021, FMR may have been deemed to have shared voting and dispositive power over more than five percent of the Company’s issued and outstanding Class A common shares. For the year ended December 31, 2020, the Company received $7.1 million from FMR for these services.
The Company provides brokerage and related services to The Vanguard Group, Inc. (“Vanguard”). As noted in footnote 7 to the beneficial ownership table on page 69 of this proxy statement, according to the Schedule 13G/A filed by Vanguard on January 8, 2021, Vanguard may have been deemed to have shared voting and dispositive power over more than five percent of the Company’s issued and outstanding Class A common shares. For the year ended December 31, 2020, the Company received $2.6 million from Vanguard for these services.
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Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file with the SEC initial reports of stock ownership and reports of changes in ownership of common stock and other equity securities of the Company. All Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us and upon written representations of the Reporting Persons received by us, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such Reporting Persons with respect to fiscal year 2020, except that (i) a Form 4 of Virtu Employee Holdco reporting the disposition of 336,581 shares of Class C common stock and corresponding Virtu Financial Units was filed late on April 2, 2021 due to administrative oversight.
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Additional Information
List of Stockholders of Record

In accordance with Delaware law, a list of the names of our stockholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 8:30 a.m. and 4:30 p.m. local time at our principal executive offices at One Liberty Plaza, 165 Broadway, New York, New York 10006. If, as a result of the coronavirus pandemic, our offices are not generally open during the ten days prior to the Annual Meeting, stockholders of record may request a list of stockholders of record as of the Record Date for any purpose germane to the Annual Meeting by contacting us by mail sent to the attention of the Secretary of the Company at our principal executive offices located at One Liberty Plaza, 165 Broadway, New York, New York 10006, or by calling us at (212) 418-0100. A list of stockholders of record will be available for inspection during the Annual Meeting through the meeting website.
Submission of Stockholder Proposals at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, stockholder proposals for the 2022 Annual Meeting of Stockholders must be received at our principal executive offices no later than December 25, 2021, unless the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or after June 3, 2022, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.
For any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2022 Annual Meeting of Stockholders, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 3, 2022 and March 5, 2022 for the 2022 Annual Meeting of Stockholders. In the event that the 2022 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 3, 2022, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2022 Annual Meeting of Stockholders and no later than the later of (1) the 90th day prior to the 2022 Annual Meeting of stockholders and (2) the tenth day following the day on which we notify stockholders of the date of the 2022 Annual Meeting of Stockholders, either by mail or other public disclosure.
All stockholder proposals should be sent to our principal executive offices at Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attn: Secretary.
We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.
Consideration of Stockholder-Recommended Director Nominees

Our Nominating and Corporate Governance Committee will consider director nominee recommendations submitted by our stockholders. Stockholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our bylaws as described above to our principal executive offices at Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attn: Secretary.
As required by our bylaws, stockholders should include the name, biographical information and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director if elected, among other requirements set forth in our bylaws. Evaluation of any such recommendations is the responsibility of
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the Nominating and Corporate Governance Committee. In the event of any stockholder recommendations, the Nominating and Corporate Governance Committee will evaluate the persons recommended in the same manner as other candidates.
Stockholder Communications with the Board of Directors

Any stockholder or other interested party may contact our board of directors as a group, our non-employee directors as a group, or any individual director by sending written correspondence to the following address: Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attn: Secretary.
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We are making this proxy statement available to our stockholders on or about April 23, 2021 in connection with the solicitation of proxies by our board of directors for the Annual Meeting, which will be held on Thursday, June 3, 2021 at 9:00 a.m. (Eastern Time) via webcast through the provided link. As a stockholder of Virtu, you are invited to attend the Virtual Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement. Below are answers to common questions stockholders may have about the Annual Meeting. Our fiscal year ends on December 31.
We have four classes of authorized common stock. The Class A common stock and the Class C common stock have one vote per share. The Class B common stock and the Class D common stock have 10 votes per share. Shares of our common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.
The Founder Member, an affiliate of Mr. Vincent Viola, our founder and Chairman Emeritus, and other members of the Viola family, holds all of our issued and outstanding Class D common stock and controls approximately 82% of the combined voting power of our outstanding common stock. As a result, it is able to control any action requiring the general approval of our stockholders, including the election of our board of directors, the adoption of amendments to our certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of our assets.
What information is included in this proxy statement?
The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of current directors and certain executive officers for the year ended December 31, 2020, and other information.
What are the Proxy Materials?
The “Proxy Materials” are this proxy statement and our annual report to stockholders, which includes the Form 10-K for the fiscal year ended December 31, 2020.
Why did I receive a one-page notice in the mail regarding the Internet availability of the Proxy Materials instead of a full set of the Proxy Materials?
Pursuant to rules adopted by the SEC, we have elected to provide access to our Proxy Materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the Proxy Materials. Instructions on how to access the Proxy Materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive the Proxy Materials in printed form by mail or electronically by email on an ongoing basis.
What items will be voted on at the Annual Meeting and how does the board of directors recommend that I vote?
There are three proposals to be voted on at the Annual Meeting:
1.
to elect four directors to our board of directors, each to serve as a Class III director for a term of three years expiring at the annual meeting of stockholders to be held in 2024 and until such director’s successor has been duly elected and qualified;

2.
to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3.
to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

The board of directors recommends that you vote FOR each of the three proposals.
Our amended and restated bylaws (our “bylaws”) provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. We have not received any such proposals. We do not anticipate any other matters will
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come before the Annual Meeting. If any other matter comes before the Annual Meeting, the proxy holders appointed by our board of directors will have discretion to vote on those matters.
Who may vote at the meeting?
Holders of Class A common stock, Class C common stock and Class D common stock, together as a single class, as of the close of business on April 7, 2021, the Record Date, may vote at the Annual Meeting.
How many votes do I have?
As of the Record Date, there were:
•
120,661,513 shares of Class A common stock outstanding;

•
10,135,182 shares of Class C common stock outstanding; and

•
60,091,740 shares of Class D common stock outstanding.

There are no shares of Class B common stock outstanding.
Holders of Class A common stock are entitled to one vote per share of Class A common stock held as of the Record Date. Holders of Class C common stock are entitled to one vote per share of Class C common stock held as of the Record Date. Holders of Class D common stock are entitled to ten votes per share of Class D common stock held as of the Record Date.
What vote is required for each proposal?
For the election of directors, each director must be elected by a plurality of the votes cast. This means that the four nominees receiving the largest number of “FOR” votes will be elected as directors. We do not have cumulative voting.
The approval, on an advisory basis, of the compensation of our named executive officers, the ratification of the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and any other proposals that may come before the Annual Meeting will be determined by the affirmative vote of a majority in voting power of shares of stock present or represented by proxy and entitled to vote thereon.
The Founder Member controls approximately 85% of the combined voting power of our outstanding common stock and, as a result, controls any action requiring the general approval of our stockholders, including the election of our board of directors. The Founder Member has informed us that it intends to vote “FOR” the four nominated directors.
How are abstentions and broker non-votes counted?
Abstentions (shares present at the meeting or by proxy that are voted “abstain”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum but are not counted as votes cast in respect of the proposals to be voted on at the Annual Meeting.
What constitutes a “quorum”?
The holders of a majority of the voting power of the combined shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock issued, outstanding and entitled to vote, either present or represented by proxy, constitute a quorum.
What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
•
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are a stockholder of record.

•
Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a beneficial owner of shares held in street name. The organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the shares you hold in your account.

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How do I vote?
•
Vote by Internet. Visit www.proxyvote.com to vote via the Internet. Stockholders of record may submit proxies over the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial stockholders may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees. Please check your voting instruction form for Internet voting availability.

•
Vote by Telephone. Call toll-free 1-800-690-6903 in the United States or from foreign countries from any touch-tone telephone and follow the instructions. Stockholders of record may submit proxies using any touch-tone telephone from within the United States by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the Proxy Materials were requested, the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

•
Vote by Mail. Stockholders of record may submit proxies by mail by requesting printed proxy cards and completing, signing and dating the printed proxy cards and mailing them in the pre-addressed envelopes that will accompany the printed Proxy Materials. Beneficial owners may vote by completing, signing and dating the voting instruction forms provided and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “How are abstentions and broker non-votes counted?” regarding whether your broker, bank or other holder of record may vote your uninstructed shares on each proposal.

How can I vote my shares in person and participate at the Annual Meeting?
Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Annual Meeting will be held in a virtual meeting format only. Stockholders may participate in the annual meeting by visiting the following website: www.virtualshareholdermeeting.com/VIRT2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.
Can I change my vote after submitting a proxy?
Stockholders of record may revoke their proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked to Virtu Financial, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006, Attn: Secretary, (ii) submitting a later-dated proxy relating to the same shares by mail, telephone or the Internet prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting electronically during the Annual Meeting. If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
If I hold shares in street name through a broker, can the broker vote my shares for me?
If you hold your shares in street name and you do not vote, the broker or other organization holding your shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposals 1 and 2 are not considered “routine” proposals. Proposal 3 is a “routine” proposal. If you hold shares in street name and do not vote on proposal 1 or 2, your shares will not be voted in respect of those proposals and will be counted as “broker non-votes.”
Who is paying for this proxy solicitation?
We are paying the costs of the solicitation of proxies, which we anticipate will be approximately $10,000. Members of our board of directors and officers and employees may solicit proxies by mail, telephone, fax, email or in
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person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.
What do I need to do if I want to attend the meeting?
To attend and vote at the virtual Annual Meeting, you will need your 16-digit control number, included in your Notice of Internet Availability, on your proxy card or on the instructions that accompany your proxy materials. You may electronically attend the Annual Meeting, vote and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VIRT2021 and using your 16-digit control number to enter the meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Where can I find voting results?
Final voting results from the Annual Meeting will be filed with the Securities and Exchange Commission (“SEC”) on a Current Report on Form 8-K on or before the fourth business day after the Annual Meeting concludes.
I share an address with another stockholder. Why did we receive only one set of Proxy Materials?
We may satisfy SEC rules regarding delivery of our Proxy Materials, including our proxy statement, or delivery of the Notice of Internet Availability of Proxy Materials by delivering a single copy of these documents to an address shared by two or more stockholders. This process is known as “householding.” We have delivered only one set of the Proxy Materials or one Notice of Internet Availability of Proxy Materials, as applicable, to stockholders who share an address with another stockholder, unless contrary instructions were received prior to the mailing date. We undertake to promptly deliver, upon written or oral request, a separate copy of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2020 and/or our Notice of Internet Availability of Proxy Materials, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered, or to deliver a single copy in lieu of multiple copies to a single household if preferred. To make such a request, please follow the instructions on our Notice of Internet Availability of Proxy Materials.
If your shares are held by a brokerage firm or bank and you prefer to receive separate copies of our proxy statement, our annual report including our Form 10-K for the fiscal year ended December 31, 2020 and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, please contact your brokerage firm or bank. If your brokerage firm or bank is unable or unwilling to assist you, please contact our Investor Relations department at our executive office by calling (212) 418-0100. Stockholders sharing an address who are receiving multiple copies of the Proxy Materials and/or our Notice of Internet Availability of Proxy Materials may request to receive a single copy of the Proxy Materials and/or our Notice of Internet Availability of Proxy Materials, either now or in the future, by contacting our Investor Relations department at our executive office by calling (212) 418-0100.
May I ask questions at the Annual Meeting?
Yes. Stockholders will have the same opportunity to participate at the virtual Annual Meeting as they would at an annual meeting of the Company held in person. Stockholders may submit questions live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/VIRT2021, typing a question into the “Ask a Question” field, and clicking “Submit.” Only questions submitted by stockholders on subjects pertinent to meeting matters will be answered during the meeting, subject to time constraints.
May guests attend the Annual Meeting?
Yes. A webcast of the Annual Meeting will also be available to the general public at the following link: www.virtualshareholdermeeting.com/VIRT2021. Select “Other Stockholders/Guests” to enter the meeting. Please note that guests will not have the ability to ask questions or vote during the meeting.
Whom should I contact if I have additional questions?
You can contact our Investor Relations department at our executive office at (212) 418-0100. Stockholders who hold their shares in street name should contact the organization that holds their shares for additional information on how to vote.
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We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. These filings are available on the Investor Relations page of our corporate website at www.virtu.com. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules and amendments thereto filed with the SEC, are also available without charge to stockholders upon written request addressed to:
Virtu Financial, Inc.
Attn: Investor Relations
One Liberty Plaza
165 Broadway
New York, New York 10006
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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD47479-P54289! ! !ForAllWithholdAllFor AllExcept! ! !! ! !To withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.VIRTU FINANCIAL, INC.ONE LIBERTY PLAZA165 BROADWAYNEW YORK, NY 10006VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information. Vote by 11:59 P.M. ET on June 2, 2021. Have your proxy cardin hand when you access the web site and follow the instructions to obtainyour records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/VIRT2021You may attend the meeting via the Internet and vote during the meeting. Havethe information that is printed in the box marked by the arrow on your Noticeof Internet Availability of Proxy Materials available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by11:59 P.M. ET on June 2, 2021. Have your proxy card in hand when you calland then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717.For Against AbstainVIRTU FINANCIAL, INC.01) Virginia Gambale02) John D. Nixon03) David J. Urban04) Michael T. Viola1. Election of DirectorsNominees:The Board of Directors recommends you vote FORthe following:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,administrator, or other fiduciary, please give full title as such. Joint owners should each signpersonally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by an authorized officer.2. Advisory Vote to Approve Compensation of Named Executive Officers.3. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal year endingDecember 31, 2021.The Board of Directors recommends you vote FOR the following proposals:NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the Annual Meeting or any postponement(s)and adjournment(s) thereof.

D47480-P54289Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.VIRTU FINANCIAL, INC.Annual Meeting of StockholdersJune 3, 2021 9:00 AM ETThis proxy is solicited by the Board of DirectorsThe stockholder(s) hereby appoint(s) Douglas Cifu and Alex Ioffe, or either of them, as proxies, each with thepower to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on thereverse side of this ballot, all of the shares of common stock of VIRTU FINANCIAL, INC. that the stockholder(s)is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, ET on June 3, 2021 heldvirtually at www.virtualshareholdermeeting.com/VIRT2021, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such directionis made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side